                              RCM GROWTH EQUITY FUND
                     MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE


The value of an investment in the RCM Growth Equity Fund (the "Fund") appreciated by 19.07% over the 12 months ended December 31, 1996. The Fund finished the year 7 basis points ahead of its primary benchmark, the Russell Midcap Index, which registered a total return of 19.00% for the same period. These results were achieved in the context of a market environment which strongly favored large capitalization equities over medium and small capitalization equities, especially after the June/July correction. 1996 was a year in which the major mid cap benchmarks significantly underperformed large cap indices such as the Dow Jones Industrial Average and the S&P 500 Composite Index, which returned 28.91% and 22.96%, respectively.

After posting outstanding returns in 1995, U.S. stocks and bonds rallied strongly again in the first half of 1996. Consensus expectations going into the year called for a slowing economic environment including low inflation and continued declines in interest rates. By early in the second quarter, however, signs of economic re-acceleration appeared, and inflation fears began to surface. Despite the shifting macroeconomic outlook, equity mutual fund cash flows reached record levels in the first half of 1996, and the market for initial public offerings (IPOs) exploded. Stocks of all capitalizations participated in this first half advance, although mid cap issues got off to a weak start in the month of January. The relative strength of the mid cap sector bottomed in February, though, and the Russell Midcap Index outperformed the S&P 500 Index in the months of March, April and May. By June, however, the relative strength of the mid cap sector versus large cap equities began to deteriorate markedly. At midyear, the Russell Midcap Index lagged the S&P 500 by 109 basis points. The Fund's performance, however, was ahead of its primary benchmark and essentially matched the return on the S&P 500. Factors contributing to outperformance in the first half of the year included the Fund's overweightings in communications services and in leisure time products and services. Returns were also aided by the growth stock focus of RCM Capital Management, L.L.C. ("RCM"), investment manager of the Fund. Growth investment styles significantly outperformed value styles in the first six months of 1996.

U.S. stocks began to weaken in June and suffered a violent correction in the month of July. A series of stronger-than-expected economic releases generated fears that the Federal Reserve would be forced into a series of rate hikes to keep growth and inflation in tow. As is typical, the mid and small cap sectors of the market exhibited significantly more volatility on the downside during this corrective phase, especially given their appreciation through May. Equity mutual fund cash contributions evaporated and the IPO market "window" slammed shut. The broader market began to recover in the late summer as rate fears eased again and investors began to embrace a "Goldilocks" economic scenario (slow-to-moderate growth with little or no inflation.) Mutual fund cash inflows resumed, albeit not at the record levels of the first half. The Dow Jones Industrial Average and the S&P 500 Index posted exceptional gains from late summer through the end of the year. But while mid cap universes recorded respectable absolute returns - and did better than small cap stocks - they severely underperformed large cap indices, as investors appeared willing to accord a premium to liquidity after the summer correction.

The Fund's outperformance relative to the Russell Midcap Index in 1996 was attributable to stock selection, which was positive in several industries. Electronics and new technology was a highly volatile sector during 1996, but individual issue selection in this area was a strong contributor to relative performance versus the Fund's primary benchmark. The Fund's holdings in this group were up an aggregate of 20% versus a gain of approximately 10% for the Russell Midcap Index stocks in this group. The Fund's major holdings in this group included Sanmina Corp. (+118% total return for the year), Network General (+81%) and 3COM Corporation (+57%). The Fund's holdings in the business services sector gained 26% on average, compared to an average return of 6% for the benchmark stocks in this group. Significant positive contributions came from issues such as G&K Services, United Waste Systems and Robert Half International. Technology services stocks held by the Fund were up approximately 15%, compared to an average gain of only about 4% for the technology services stocks in the Russell Midcap Index. CBT Group, Sterling Commerce, American Management Systems and Veritas Software were among the Fund's strongest performers in this industry segment. On the negative side, stock selection in the health care services area hurt relative performance. In general, mid and small cap health care services stocks were weak performers in 1996, as investors' concerns about pricing and reimbursement issues caused HMO, home health care and nursing home stocks to come under pressure. The Fund's holdings in this industry segment were down an average of 9%, compared to a gain of about 6% for the stocks in the benchmark health care services group. RCM's stocks in the insurance group also registered a modest negative impact from adverse stock selection.



Overall, the Fund's strategy on industry weightings was not a favorable element in performance relative to the Russell Midcap Index in 1996. Nevertheless, industry strategies that were positive contributors included an overweighting in the strong aerospace sector (3.5% versus 1.5% in the Russell Midcap Index). Several lagging industry groups were underweighted by the Fund in 1996, thereby adding to relative performance. These included raw and basic materials, retail trade and utilities (the latter is not typically an industry in which the Fund would have significant investment). Unfortunately, several key growth industries in which RCM traditionally maintains high relative weightings were severely punished during the mid summer correction and in the market's pull-back in the October time frame. Overweightings in technology services, health care services, drugs and hospital supplies and business services resulted in negative contributions from industry strategy (although, as noted above, individual issue selection was significantly positive in technology services and business services). The Fund's weightings in health care services were reduced significantly in the first half of the year. Technology holdings were also reduced to less significant overweightings before the summer correction, then raised again going into the fall time frame. The Fund's underweighting in the interest sensitive and financial industry groups (6.5% versus 18%, excluding utilities, in the Russell Midcap Index) was also a negative factor in relative performance from an industry strategy perspective. Due to the growth stock orientation of RCM, it is typical for the Fund to be underweighted in the interest sensitive area versus the large weighting in these groups in the Russell Midcap Index. Although the Fund's average cash position of about 4% for the year was at the low end of its "normal" range, cash was a negative contributor to relative performance given the rising market environment.

Like 1995, the past year was an exceptional one in terms of absolute returns for investors in U.S. stocks across all capitalization ranges, even though mid cap universes did not match the returns of the Dow Jones Industrial Average or the S&P 500 Index. While RCM is not bearish going into 1997, historical precedent and RCM's valuations argue strongly against placing a high probability on similar gains for the overall market for 1997. Nevertheless, RCM believes that a slow-to-moderate growth macroeconomic environment is likely to favor the growth style of investing. Furthermore, RCM believes that the conspicuous outperformance of large capitalization equities in the second half of 1996 (exacerbated by the surging popularity of indexing) has resulted in attractive relative valuations in mid and small capitalization stocks early in 1997, especially given the higher relative earnings growth rates of medium and small-sized companies.

RCM GROWTH EQUITY FUND
PERFORMANCE SUMMARY

-------------------------------------------------------------------------------

                              [GRAPHIC]


                       RCM Growth Equity Fund          Russell Midcap Index
   11/6/79                             10,000                        10,000
  11/30/79                             10,393                        10,740
  12/31/79                             10,719                        11,158
   1/31/80                             11,210                        11,777
   2/28/80                             10,792                        11,516
   3/31/80                              9,599                         9,996
   4/30/80                             10,028                        10,641
   5/31/80                             10,856                        11,467
   6/30/80                             11,315                        12,024
   7/31/80                             12,980                        13,034
   8/31/80                             13,656                        13,375
   9/30/80                             14,396                        13,821
  10/31/80                             14,878                        13,966
  11/30/80                             15,935                        15,074
  12/31/80                             15,665                        14,784
   1/31/81                             15,304                        14,439
   2/28/81                             15,725                        14,694
   3/31/81                             17,588                        15,843
   4/30/81                             18,134                        15,918
   5/31/81                             19,279                        16,306
   6/30/81                             18,560                        16,008
   7/31/81                             18,247                        15,809
   8/31/81                             17,371                        14,908
   9/30/81                             16,587                        13,951
  10/31/81                             18,157                        14,914
  11/30/81                             18,503                        15,518
  12/31/81                             18,211                        15,139
   1/31/82                             17,929                        14,583
   2/28/82                             17,527                        13,964
   3/31/82                             17,476                        13,825
   4/30/82                             18,682                        14,486
   5/31/82                             18,511                        13,970
   6/30/82                             18,441                        13,595
   7/31/82                             18,512                        13,274
   8/31/82                             20,047                        14,871
   9/30/82                             20,666                        15,293
  10/31/82                             23,233                        17,338
  11/30/82                             25,235                        18,395
  12/31/82                             25,710                        18,660
   1/31/83                             27,172                        19,319
   2/28/83                             28,967                        19,987
   3/31/83                             30,108                        20,691
   4/30/83                             32,700                        21,984
   5/31/83                             34,645                        22,903
   6/30/83                             36,064                        23,737
   7/31/83                             34,391                        22,991
   8/31/83                             33,610                        22,846
   9/30/83                             34,935                        23,486
  10/31/83                             33,413                        22,575
  11/30/83                             34,930                        23,541
  12/31/83                             34,348                        23,105
   1/31/84                             32,764                        22,449
   2/29/84                             31,089                        21,235
   3/31/84                             31,709                        21,587
   4/30/84                             31,839                        21,350
   5/31/84                             30,674                        20,146
   6/30/84                             32,051                        20,774
   7/31/84                             31,196                        20,166
   8/31/84                             34,191                        22,684
   9/30/84                             33,648                        22,791
  10/31/84                             33,611                        22,880
  11/30/84                             32,993                        22,784
  12/31/84                             33,496                        23,435
   1/31/85                             37,254                        25,659
 2/29/1985                             38,042                        26,119
   3/31/85                             37,399                        25,970
   4/30/85                             36,747                        25,894
   5/31/85                             39,165                        27,365
   6/30/85                             39,965                        28,030
   7/31/85                             40,928                        27,994
   8/31/85                             40,385                        27,876
   9/30/85                             38,429                        26,510
  10/31/85                             40,118                        27,883
  11/30/85                             42,578                        29,810
  12/31/85                             44,235                        30,937
   1/31/86                             45,046                        31,633
   2/28/86                             48,307                        34,205
   3/31/86                             49,783                        36,003
   4/30/86                             50,541                        35,845
   5/31/86                             52,554                        37,701
   6/30/86                             51,571                        38,216
   7/31/86                             47,374                        35,687
   8/31/86                             49,140                        38,219
   9/30/86                             45,601                        35,511
  10/31/86                             48,335                        37,364
  11/30/86                             48,946                        37,640
  12/31/86                             48,361                        36,569
   1/31/87                             54,951                        41,072
   2/28/87                             59,189                        43,530
   3/31/87                             60,968                        43,942
   4/30/87                             60,390                        42,842
   5/31/87                             62,092                        42,989
   6/30/87                             64,592                        44,737
   7/31/87                             67,740                        46,653
   8/31/87                             70,486                        48,302
   9/30/87                             68,483                        47,379
  10/31/87                             49,455                        35,710
  11/30/87                             47,006                        33,727
  12/31/87                             53,665                        36,652
   1/31/88                             53,930                        38,355
   2/29/88                             58,780                        41,072
   3/31/88                             60,415                        41,126
   4/30/88                             61,386                        41,380
   5/31/88                             60,234                        41,283
   6/30/88                             64,720                        44,110
   7/31/88                             63,335                        43,225
   8/31/88                             61,789                        42,264
   9/30/88                             64,192                        43,702
  10/31/88                             63,486                        43,889
  11/30/88                             62,127                        42,836
  12/31/88                             64,859                        43,910
   1/31/89                             68,192                        46,537
   2/28/89                             67,612                        46,427
   3/31/89                             68,994                        47,190
   4/30/89                             73,125                        49,465
   5/31/89                             77,254                        51,695
   6/30/89                             74,440                        51,503
   7/31/89                             79,915                        55,093
   8/31/89                             83,387                        56,935
   9/30/89                             83,428                        56,413
  10/31/89                             79,787                        53,752
  11/30/89                             80,873                        54,489
  12/31/89                             82,292                        55,446
   1/31/90                             75,120                        50,999
   2/28/90                             77,825                        52,033
   3/31/90                             80,029                        53,300
   4/30/90                             78,163                        51,011
   5/31/90                             86,194                        55,632
   6/30/90                             87,034                        55,271
   7/31/90                             84,425                        53,628
   8/31/90                             75,868                        47,860
   9/30/90                             71,033                        44,312
  10/31/90                             69,568                        42,913
  11/30/90                             75,112                        47,046
  12/31/90                             78,902                        49,072
   1/31/91                             85,003                        52,398
   2/28/91                             92,631                        56,764
   3/31/91                             97,028                        59,119
   4/30/91                             96,459                        59,474
   5/31/91                            101,948                        62,298
   6/30/91                             96,909                        59,427
   7/31/91                            102,335                        62,340
   8/31/91                            105,602                        64,204
   9/30/91                            105,329                        63,830
  10/31/91                            108,557                        65,138
  11/30/91                            104,724                        62,445
  12/31/91                            116,960                        69,442
   1/31/92                            119,326                        70,748
   2/28/92                            120,948                        72,373
   3/31/92                            115,847                        70,524
   4/30/92                            113,545                        71,075
   5/31/92                            114,312                        71,534
   6/30/92                            108,991                        70,374
   7/31/92                            112,618                        73,316
   8/31/92                            110,272                        71,628
   9/30/92                            113,146                        73,113
  10/31/92                            117,301                        74,902
  11/30/92                            122,190                        78,677
  12/31/92                            125,186                        80,789
   1/31/93                            125,594                        82,405
   2/28/93                            121,886                        82,496
   3/31/93                            124,822                        85,179
   4/30/93                            121,150                        82,922
   5/31/93                            126,171                        85,555
   6/30/93                            126,630                        86,522
   7/31/93                            125,543                        86,939
   8/31/93                            131,747                        90,806
   9/30/93                            134,398                        91,153
  10/31/93                            135,795                        91,229
  11/30/93                            131,931                        89,113
  12/31/93                            138,604                        92,341
   1/31/94                            143,687                        94,889
   2/28/94                            142,568                        93,598
   3/31/94                            134,622                        89,611
   4/30/94                            135,889                        90,226
   5/31/94                            134,603                        90,349
   6/30/94                            130,975                        87,673
   7/31/94                            132,730                        90,682
   8/31/94                            141,423                        94,981
   9/30/94                            140,120                        92,660
  10/31/94                            142,420                        93,369
  11/30/94                            137,052                        89,250
  12/31/94                            139,650                        90,409
   1/31/95                            140,145                        92,266
   2/28/95                            146,023                        97,042
   3/31/95                            151,805                        99,819
   4/30/95                            152,385                       101,324
   5/31/95                            155,053                       104,654
   6/30/95                            162,810                       108,171
   7/31/95                            174,821                       113,423
   8/31/95                            177,454                       115,160
   9/30/95                            183,158                       117,762
  10/31/95                            179,789                       115,128
  11/30/95                            185,416                       120,853
  12/31/95                            187,880                       121,558
   1/31/96                            190,835                       124,137
   2/28/96                            200,326                       127,052
   3/31/96                            203,882                       128,890
   4/30/96                            212,394                       132,542
   5/31/96                            215,917                       134,544
   6/30/96                            206,821                       132,526
   7/31/96                            188,917                       124,324
   8/31/96                            198,795                       130,243
   9/30/96                            211,760                       136,676
  10/31/96                            211,966                       137,772
  11/30/96                            222,461                       146,165
  12/31/96                            223,710                       144,673


PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

The chart above shows the performance of the RCM Growth Equity Fund since its inception versus the Russell Midcap Index.# The chart represents a cumulative return of 2,137.10%+ for the Fund. The average annual total return from the Fund's inception was 19.85%*+. The chart assumes a hypothetical $10,000 initial investment in the Fund and reflects all Fund expenses.

AVERAGE ANNUAL TOTAL RETURNS+
DECEMBER 31, 1996

                            LIFE OF
1 YEAR   5 YEAR    10 YEAR   FUND*
------   ------    -------  -------
19.07%   13.85%    16.55%    19.85%

The data above represents past performance of the Fund, and may not be indicative of future results. The investment return and principal value of an investment in the Fund will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

-------------------------
# The Russell Midcap Index is composed of the smallest 800 companies in the Russell 1000 Index. The Russell 1000 Index is made up of the 1,000 largest companies in the Russell 3000 Index, which is composed of 3,000 large U.S. companies by market capitalization and represents approximately 98% of the U.S. equity market.
+   Returns assume reinvestment of all dividends and capital gains distributions at net asset value.
*   The Fund began operations on November 6, 1979.

                          REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders of RCM Growth Equity Fund and
Board of Directors of RCM Capital Funds, Inc:


We have audited the accompanying statement of assets and liabilities of RCM Growth Equity Fund (the "Fund"), including the statement of investments in securities and net assets, as of December 31, 1996, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RCM Growth Equity Fund as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.


                                  Coopers & Lybrand L.L.P.


Boston, Massachusetts
February 20, 1997

                          RCM GROWTH EQUITY FUND
                  INVESTMENTS IN  SECURITIES AND NET ASSETS
                            DECEMBER 31, 1996


                                                 % OF
   SHARES            EQUITY INVESTMENTS        NET ASSETS         MARKET VALUE
 ----------    ----------------------------  --------------      --------------

CONSUMER DURABLES SECTOR                          2.17%

            AUTOMOTIVE RELATED                    1.82%

  362,000   Lear Corp.  *                                         $  12,353,250
  126,800   Tower Automotive Inc. *                                   3,962,500
                                                                  -------------
                                                                     16,315,750
                                                                  -------------

            OTHER CONSUMER DURABLES               0.35%

   57,500   Bemis Co. Inc.                                            2,120,313
   31,000   Newell Co.                                                  976,500
                                                                   ------------
                                                                      3,096,813
                                                                   ------------

 CONSUMER NON-DURABLES SECTOR                     9.89%

            BEVERAGE AND TOBACCO                  0.44%

   33,500   Coca Cola Enterprises Inc.                                1,624,750
   26,000   Robert Mondavi Corp. *                                      949,000
   28,000   Pan American Beverages Inc. Class A                       1,312,500
                                                                   ------------
                                                                      3,886,250
                                                                   ------------

            GENERAL RETAIL                       3.26%

   31,000   CVS Corp.                                                 1,282,625
   18,000   Circuit City  Stores Inc.                                   542,250
   36,500   Consolidated Stores Corp.  *                              1,172,563
   88,000   Global DirectMail Corp. *                                 3,839,000
   64,000   Hannaford Bros. Co.                                       2,176,000
   40,500   Nine West Group Inc.  *                                   1,878,188
  142,000   PETsMART Inc. *                                           3,106,250
   70,000   Proffitt's Inc.  *                                        2,581,250
  153,800   Saks Holdings Inc. *                                      4,152,600
  318,000   Viking Office Products Inc. *                             8,486,625
                                                                   ------------
                                                                     29,217,351
                                                                   ------------
             HOUSEHOLD/RELATED NON-DURABLES     0.59%

   59,500   Designer Holdings Ltd. *                                    959,438
   54,000   Nu Skin Asia Pacific Inc. *                               1,667,250
    9,828   Salton/Maxim Housewares Inc.                                 68,796
   35,700   Sola International Inc.                                   1,356,600


     The accompanying notes are an integral part of the financial statements.

                            RCM GROWTH EQUITY FUND
                    INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                     % OF
  SHARES               EQUITY INVESTMENTS         NET ASSETS     MARKET VALUE
----------  ----------------------------------  --------------  --------------

            HOUSEHOLD/RELATED NON-DURABLES
            (CONTINUED)


    39,000  Unifi Inc.                                          $  1,252,875
                                                                -------------
                                                                   5,304,959
                                                                -------------

            LEISURE TIME PRODUCTS/SERVICES               5.60%

   297,500  Doubletree Corp. *                                    13,387,500
    18,000  Family Golf Centers Inc. *                               542,250
   195,000  Hasbro Inc.                                            7,580,625
 1,050,900  Host Marriott Corp. *                                 16,814,400
   125,000  Interstate Hotels Co. *                                3,531,250
    45,000  Marriott International Inc.                            2,486,250
   297,000  Planet Hollywood International Inc. *                  5,865,750
                                                                -------------
                                                                  50,208,025
                                                                -------------

CYCLICAL/CAPITAL GOODS SECTOR                           12.95%

            AEROSPACE/DEFENSE                            3.57%

   670,000  Sundstrand Corp.                                      28,475,000
   160,000  Wyman-Gordon Co. *                                     3,560,000
                                                                -------------
                                                                  32,035,000
                                                                -------------

            BUILDING AND CONSTRUCTION                    0.32%

    40,000  Foster Wheeler Corp.                                   1,485,000
    60,000  Jacobs Engineering Group Inc. *                        1,417,500
                                                                -------------
                                                                   2,902,500
                                                                -------------

            CHEMICALS AND TEXTILES                       0.52%

    35,000  Cytec Industries Inc. *                                1,421,875
    40,000  Rohm & Haas Co.                                        3,265,000
                                                                -------------
                                                                   4,686,875
                                                                -------------

            ELECTRICAL EQUIPMENT                         1.66%

    66,000  Honeywell Inc.                                         4,339,500
    62,500  Hubbell Inc. Class B                                   2,703,125
    97,500  Raychem Corp.                                          7,812,188
                                                                -------------
                                                                  14,854,813
                                                                -------------

   The accompanying notes are an integral part of the financial statements.

                            RCM GROWTH EQUITY FUND
                    INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                     % OF
  SHARES               EQUITY INVESTMENTS         NET ASSETS     MARKET VALUE
----------  ----------------------------------  --------------  --------------

            INDUSTRIAL EQUIPMENT                         2.48%

    87,500  Duriron Co. Inc.                                    $  2,373,438
    50,000  Illinois Tool Works Inc.                               3,993,750
    62,000  Johnson Controls Inc.                                  5,138,250
   133,500  Tyco International Ltd.                                7,058,813
    65,000  York International Corp.                               3,631,875
                                                                -------------
                                                                  22,196,126
                                                                -------------

            RAW AND BASIC MATERIALS                      1.89%

   331,000  Commercial Metals Co.                                  9,971,375
   185,000  UCAR International Inc. *                              6,960,625
                                                                -------------
                                                                  16,932,000
                                                                -------------

            TRANSPORTATION SERVICES                      2.51%

   444,000  Expeditors International of Washington Inc.           10,212,000
    83,900  Heartland Express Inc. *                               2,045,063
    75,000  Southwest Airlines Co.                                 1,659,375
   265,000  Swift Transportation Co. Inc. *                        6,227,500
   130,000  Werner Enterprises Inc.                                2,356,250
                                                                -------------
                                                                  22,500,188
                                                                -------------

ENERGY SECTOR                                            2.74%

            OIL AND RELATED SERVICES                     2.74%

   172,000  BJ Services Co.     *                                  8,772,000
   102,000  Camco International Inc.                               4,704,750
   180,000  Forcenergy Gas Exploration Inc. *                      6,525,000
   225,000  Houston Exploration Co. *                              3,937,500
    12,500  Noble Affiliates Inc.                                    598,438
                                                                -------------
                                                                  24,537,688
                                                                -------------

HEALTH CARE SECTOR                                      14.25%

            DRUGS & HOSPITAL SERVICES                    6.27%

    29,400  Allergan Inc.                                          1,047,375
    25,000  Amgen Inc. *                                           1,359,375
    29,300  Anesta Corp.  *                                          564,025
    27,200  Autoimmune Inc.  *                                       418,200
     1,400  Boston Scientific Corp.  *                                84,000

   The accompanying notes are an integral part of the financial statements.

                            RCM GROWTH EQUITY FUND
                    INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                     % OF
  SHARES               EQUITY INVESTMENTS         NET ASSETS     MARKET VALUE
----------  ----------------------------------  --------------  --------------

            DRUGS & HOSPITAL SERVICES
            (CONTINUED)

   345,100  Centocor Inc. *                                    $  12,337,325
   109,100  CIMA Labs Inc. *                                         668,238
    85,000  Dura Pharmaceuticals Inc. *                            4,058,750
   121,614  Guidant Corp.                                          6,931,998
    63,000  Invacare Corp.                                         1,732,500
    28,000  Mentor Corp. Minn.                                       826,000
    65,600  Pharmacia & Upjohn Inc.                                2,599,400
    74,600  Physio-Control International Corp. *                   1,678,500
   128,000  Respironics Inc. *                                     2,224,000
    31,000  SangStat Medical Corp. *                                 821,500
    32,700  Sepracor Inc.  *                                         543,638
   266,100  Sofamor/Danek Group Inc. *                             8,116,050
    17,600  Synthelabo                                             1,902,978
    37,000  Thermo Cardiosystems Inc. *                            1,110,000
    13,700  Thermolase Corp. *                                       215,775
   315,000  VISX Inc. *                                            6,969,375
                                                                -------------
                                                                  56,209,002
                                                                -------------

            HEALTH CARE SERVICES                         7.98%

    78,300  American Medical Response Inc. *                       2,544,750
    73,800  AmeriSource Health Corp. *                             3,560,850
    27,000  Cardinal Health Inc.                                   1,572,750
   255,000  Health Care & Retirement Corp.  *                      7,299,375
   335,000  Maxicare Health Plans Inc. *                           7,453,750
   133,900  Medaphis Corp. *                                       1,498,006
   130,000  Multicare Cos. Inc. *                                  2,632,500
    38,200  Orthodontic Centers of America Inc. *                    611,200
    30,100  Oxford Health Plans Inc. *                             1,762,731
    16,300  Pacificare Health Systems Inc. Class A *               1,324,375
    15,100  Pacificare Health Systems Inc. Class B *               1,287,275
   185,500  PhyCor Inc.  *                                         5,263,563
     5,000  Quintiles Transnational Corp. *                          331,250
   417,800  Renal Treatment Centers Inc.  *                       10,653,900
   250,000  RoTech Medical Corp.  *                                5,250,000
    46,000  Service Corp International                             1,288,000
    52,500  Sunquest Information Systems Inc. *                      748,125
    24,500  Total Renal Care Holdings Inc. *                         888,125
    32,000  Universal Health Services Inc., Class  B *               916,000
   531,200  Vivra Inc. *                                          14,674,400
                                                                -------------
                                                                  71,560,925
                                                                -------------

   The accompanying notes are an integral part of the financial statements.

                            RCM GROWTH EQUITY FUND
                    INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                     % OF
  SHARES               EQUITY INVESTMENTS         NET ASSETS     MARKET VALUE
----------  ----------------------------------  --------------  --------------

INTEREST SENSITIVE SECTOR                                7.41%

            BANKING                                      2.97%

    39,800  BanPonce Corp.                                      $  1,343,250
   256,800  Community First Bankshares Inc.                        7,062,000
    40,300  Compass Bancshares Inc.                                1,601,925
    27,000  First American Corp. of Tennessee                      1,555,875
    53,200  First Security Corp.                                   1,795,500
    31,900  Firstar Corp.                                          1,674,750
    48,200  North Fork Bancorporation Inc.                         1,717,125
    98,700  WestAmerica Bancorporation                             5,699,925
    40,000  Zions Bancorp                                          4,160,000
                                                                -------------
                                                                  26,610,350
                                                                -------------

            GENERAL FINANCE                              3.33%

    63,300  AMRESCO Inc. *                                         1,693,275
    25,000  Bank United Corp. Class A                                668,750
    30,700  Bay View Capital Corp.                                 1,300,913
    40,122  Charter One Financial Inc.                             1,685,124
    36,500  Credit Acceptance Corp. *                                857,750
    25,000  First Financial Corp.                                    612,500
    37,800  First USA Inc.                                         1,308,825
   349,900  Glendale Federal Bank FSB (California) *               8,135,175
     2,000  Household International Inc.                             184,500
   212,500  The Money Store Inc.                                   5,870,313
    54,700  Newcourt Credit Group Inc.                             1,889,513
    12,000  Charles Schwab Corp.                                     384,000
   120,550  TCF Financial Corp.                                    5,243,925
                                                                -------------
                                                                  29,834,563
                                                                -------------

            INSURANCE                                    1.11%

    32,350  Executive Risk Inc.                                    1,196,950
   168,100  MMI Companies Inc.                                     5,421,225
    30,300  PMI Group Inc.                                         1,677,863
    20,800  Transatlantic Holdings Inc.                            1,674,400
                                                                -------------
                                                                   9,970,438
                                                                -------------

   The accompanying notes are an integral part of the financial statements.

                            RCM GROWTH EQUITY FUND
                    INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                     % OF
  SHARES               EQUITY INVESTMENTS         NET ASSETS     MARKET VALUE
----------  ----------------------------------  --------------  --------------

SERVICES/MEDIA SECTOR                                   16.82%

            BUSINESS AND FOOD SERVICES                   9.63%

     8,000  ABR Information Services Inc. *                       $  315,000
   236,800  AccuStaff Inc. *                                       5,002,400
   490,000  Avery Dennison Corp.                                  17,333,750
   268,400  CUC International Inc. *                               6,374,500
    20,000  Caribiner International Inc. *                         1,005,000
   197,500  Danka Business Systems PLC Sponsored ADR               6,986,563
   329,500  G & K Services Inc. Class A                           12,438,625
    30,000  Olsten Corp.                                             453,750
    19,200  Precision Response Corp. *                               674,400
    22,300  The Registry Inc. *                                    1,028,588
   155,000  Reynolds & Reynolds Co. Class A                        4,030,000
    63,000  Robert Half International Inc.  *                      2,165,625
    18,000  SITEL Corp. *                                            254,250
    15,000  Snyder Communications Inc. *                             405,000
   210,000  Tetra Tech Inc. *                                      4,147,500
   135,000  USA Waste Services Inc. *                              4,303,125
   120,000  United Waste Systems Inc.  *                           4,125,000
    80,000  Unitog Co.                                             2,180,000
   380,500  Wallace Computer Services Inc.                        13,127,250
                                                                -------------
                                                                  86,350,326
                                                                -------------

            COMMUNICATION SERVICES                       5.06%

   125,000  ICG Communications Inc. *                              2,203,125
   253,000  LCI International Inc.  *                              5,439,500
   283,636  MFS Communications Inc.  *                            15,458,162
   213,500  McLeod Inc. *                                          5,444,250
   111,000  Nextel Communications Inc. *                           1,449,938
   108,500  Orbital Sciences Corp.  *                              1,871,625
    18,000  Pacific Gateway Exchange Inc. *                          657,000
    78,400  Smartalk Teleservices Inc. *                           1,332,800
   258,200  Tel-Save Holdings Inc. *                               7,487,800
    38,000  Teleport Communications Group Inc. *                   1,159,000
   105,000  Vanguard Cellular Systems Inc. Class A *               1,653,750
   132,000  Viatel Inc. *                                          1,188,000
                                                                -------------
                                                                  45,344,950
                                                                -------------

            MEDIA SERVICES                               2.13%

    68,000  Bell Cablemedia PLC *                                  1,054,000

   The accompanying notes are an integral part of the financial statements.

                                RCM GROWTH EQUITY FUND
                        INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                                   % OF
SHARES            EQUITY INVESTMENTS                             NET ASSETS        MARKET VALUE
------     ---------------------------------------------------   ----------        ------------
           MEDIA SERVICES
           (CONTINUED)

287,400    Central European Media Entertainment Ltd. Class A *                    $  9,124,950
120,000    Comcast UK Cable Partners Ltd. *                                          1,635,000
 77,500    Gartner Group Inc. Class A *                                              3,017,656
 50,000    Harcourt General Inc.                                                     2,306,250
160,000    Metromedia International Group Inc. *                                     1,580,000
 13,000    Regal Cinemas Inc. *                                                        399,750
                                                                                   -----------
                                                                                    19,117,606
                                                                                   -----------

TECHNOLOGY SECTOR                                                  30.71%

           COMPUTERS AND OFFICE EQUIPMENT                           2.51%

159,000    Black Box Corp. *                                                         6,558,750
 34,500    Compaq Computer Corp. *                                                   2,561,625
 15,000    Comverse Technology Inc. *                                                  567,188
 70,000    E M C Corp. *                                                             2,318,750
 56,050    Quantum Corp. *                                                           1,604,431
 81,400    Seagate Technology Inc. *                                                 3,215,300
222,000    Sun Microsystems Inc. *                                                   5,702,625
                                                                                   -----------
                                                                                    22,528,669
                                                                                   -----------

         ELECTRONICS AND NEW TECHNOLOGY                            18.06%

 26,800    Altera Corp. *                                                            1,948,025
249,600    Altron Inc. *                                                             5,241,600
401,300    Analog Devices Inc.  *                                                   13,594,038
203,500    Ascend Communications Inc. *                                             12,642,438
205,600    Cabletron Systems Inc.  *                                                 6,836,200
  5,000    Cisco Systems Inc. *                                                        318,125
 36,000    Ericsson LM Telephone Co. Sponsored ADR                                   1,086,750
 49,000    Gemstar International Group Ltd.                                            857,500
320,150    LSI Logic Corp. *                                                         8,564,013
  8,000    Maxim Integrated Products Inc. *                                            346,000
208,000    Microchip Technology Inc. *                                              10,582,000
210,000    Molex Inc. Class A                                                        7,481,250
 25,000    Network Equipment Technologies Inc. *                                       412,500
 51,100    Network Appliance Inc. *                                                  2,599,713
660,000    Network General Corp. *                                                  19,965,000
219,900    Newbridge Networks Corp. *                                                6,212,175
 59,900    Nokia Corp.Sponsored ADR A                                                3,451,738
 97,000    PairGain Technologies Inc. *                                              2,952,438


        The accompanying notes are an integral part of the financial statements.

                                RCM GROWTH EQUITY FUND
                        INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                                   % OF
SHARES            EQUITY INVESTMENTS                             NET ASSETS        MARKET VALUE
------     ---------------------------------------------------   ----------        ------------

         ELECTRONICS AND NEW TECHNOLOGY
         (CONTINUED)

 56,000    Qualcomm Inc. *                                                        $  2,233,000
 13,300    SGS Thomson Microelectronics N.V. *                                         931,000
189,700    Sanmina Corp. *                                                          10,718,050
101,000    Thermo Electron Corp. *                                                   4,166,250
192,700    3Com Corp.*                                                              14,139,363
100,350    U. S. Robotics Corp. *                                                    7,225,200
164,800    Uniphase Corp. *                                                          8,652,000
235,650    Xilink Inc. *                                                             8,674,866
                                                                                   -----------
                                                                                   161,831,232
                                                                                   -----------

         TECHNOLOGY SERVICES                                       10.14%

133,800    American Management Systems Inc. *                                        3,278,100
  4,000    Aspen Technologies Inc. *                                                   321,000
377,000    BISYS Group Inc. *                                                       13,972,563
 92,000    Business Objects S A Sponsored ADR *                                      1,242,000
 45,500    CBT Group PLC Sponsored ADR *                                             2,468,375
124,300    Ceridian Corp. *                                                          5,034,150
 26,300    Computer Sciences Corp. *                                                 2,159,888
 19,000    Concord EFS Inc. *                                                          536,750
 21,000    Documentum Inc. *                                                           708,750
 57,300    Electronics Arts Inc. *                                                   1,715,419
164,100    FileNet Corp. *                                                           5,251,200
114,600    HBO & Co.                                                                 6,804,375
180,250    Informix Corp. *                                                          3,672,594
 52,000    Intuit Inc. *                                                             1,638,000
 23,000    Macromedia Inc *                                                            414,000
  8,000    McAfee Associates Inc. *                                                    352,000
 67,400    Medic Computer Systems Inc. *                                             2,717,063
 37,000    National Data Corp.                                                       1,609,500
399,000    PMT Services Inc. *                                                       6,982,500
 33,100    PeopleSoft Inc. *                                                         1,586,731
 90,200    Raptor Systems Inc. *                                                     1,815,275
  8,000    Rational Software Corp. *                                                   316,500
604,000    Sterling Commerce Inc. *                                                 21,291,000
 42,500    Transaction Network Services Inc. *                                         488,750
 29,000    Vantive Corp. *                                                             906,250
 34,600    VERITAS Software Co. *                                                    1,721,350
 39,300    Wind River Systems Inc. *                                                 1,861,824
                                                                                   -----------
                                                                                    90,865,907
                                                                                   -----------


        The accompanying notes are an integral part of the financial statements.

                                RCM GROWTH EQUITY FUND
                        INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                                   % OF
SHARES            EQUITY INVESTMENTS                             NET ASSETS        MARKET VALUE
------     ---------------------------------------------------   ----------        ------------

TOTAL EQUITY INVESTMENTS
(COST $722,621,413)                                                96.94%        $ 868,898,306
                                                                                   -----------


SHORT-TERM INVESTMENTS

              MONEY MARKET FUNDS                                    1.27%

    96,713    SSgA U.S. Government Money Market Fund                                    96,713
11,309,015    SSgA Money Market Fund                                                11,309,015
                                                                                   -----------
                                                                                    11,405,728
                                                                                   -----------

  PRINCIPAL   COMMERCIAL PAPER                                      1.67%
  ---------
$ 15,000,000  General Electric Capital Corp.
               5.31% maturing 01/13/1997                                            14,973,450
                                                                                   -----------

 TOTAL SHORT-TERM INVESTMENTS
 (COST $26,379,178)                                                 2.94%           26,379,178
                                                                                   -----------

 TOTAL INVESTMENTS (COST $749,000,591) **                                          895,277,484

         OTHER ASSETS LESS LIABILITIES                              0.12%            1,042,666
                                                                                   -----------

         NET ASSETS                                               100.00%       $  896,320,150
                                                                                   -----------
                                                                                   -----------

*   Non-income producing security


----------------------
 TAX INFORMATION:
 ** For Federal income tax purposes, cost is $754,444,813 and unrealized appreciation (depreciation) of equity securities is as follows:

    Unrealized appreciation                                                     $  163,725,733
    Unrealized depreciation                                                        (22,893,062)
                                                                                   -----------
    Net unrealized appreciation                                                 $  140,832,671
                                                                                   -----------
                                                                                   -----------

        The accompanying notes are an integral part of the financial statements.

                             RCM GROWTH EQUITY FUND
                       STATEMENT OF ASSETS AND LIABILITIES
                               DECEMBER 31, 1996


ASSETS:

  Investments in securities, at value
     (cost $749,00,591) (Note 1)                                $  895,277,484

  Cash                                                                  49,330

  Foreign currency, at value (cost $202,649)                           202,693

  Receivable for securities sold                                    11,216,724

  Dividends and dividend reclaims receivable                           258,350
                                                                --------------
       Total Assets                                                907,004,581
                                                                --------------
LIABILITIES:

  Payable for securities purchased                                   9,440,436

  Payable for Fund shares repurchased                                  664,754

  Payable for investment management fees (Note 5)                      556,688

  Payable for custodian fees                                            22,553
                                                                --------------
        Total Liabilities                                           10,684,431
                                                                --------------
NET ASSETS                                                      $  896,320,150
                                                                --------------
                                                                --------------

NET ASSETS CONSIST OF:

   Paid in capital (Note 3)                                        735,809,126

   Accumulated net realized gain on investments
     and foreign currency transactions                              14,233,814

   Net unrealized appreciation on foreign currency
     transactions                                                          317

   Net unrealized appreciation on investments                      146,276,893
                                                                --------------
NET ASSETS                                                      $  896,320,150
                                                                --------------
                                                                --------------

NET ASSET VALUE PER SHARE

   ($896,320,150 divided by 139,975,548 shares outstanding)     $         6.40
                                                                --------------
                                                                --------------



   The accompanying notes are an integral part of the financial statements.

                             RCM GROWTH EQUITY FUND
                             STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED DECEMBER 31, 1996


INVESTMENT INCOME:

 Income:

   Dividends (net of foreign withholding tax of $14,889)        $    6,163,761

   Interest                                                            878,979
                                                                --------------
     Total income                                                    7,042,740
                                                                --------------

 Expenses:

   Investment management fees (Note 5)                               8,121,322

   Custodian fees                                                      111,423

   Miscellaneous expenses                                                  800
                                                                --------------
     Total expenses                                                  8,233,545
                                                                --------------
       Net investment loss                                          (1,190,805)
                                                                --------------



NET REALIZED AND UNREALIZED GAIN (LOSS): (NOTE 1)

    Net realized gain on investments                               303,746,862

    Net realized loss on foreign currency transactions                 (48,335)
                                                                --------------
        Net realized gain                                          303,698,527
                                                                --------------

    Net change in unrealized appreciation on foreign
        currency transactions                                           47,081

    Net change in unrealized depreciation on investments          (119,213,430)
                                                                --------------

       Net unrealized depreciation                                (119,166,349)
                                                                --------------

         Net realized and unrealized gain during the year          184,532,178
                                                                --------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS            $  183,341,373
                                                                --------------
                                                                --------------



   The accompanying notes are an integral part of the financial statements.

                                 RCM GROWTH EQUITY FUND
                         STATEMENTS OF CHANGES IN NET ASSETS



                                                          Year ended               Year ended
                                                       December 31, 1996        December 31, 1996
                                                       -----------------        -----------------

OPERATIONS:

  Net investment income (loss)                         $      (1,190,805)       $       3,246,152

  Net realized gain on investments and
     foreign currency transactions                           303,698,527              280,992,471

  Net change in unrealized appreciation
     (depreciation) on investments and foreign
     currency transactions                                  (119,166,349)             152,170,790
                                                       -----------------        -----------------
  Net increase in net assets resulting from
     operations                                              183,341,373              436,409,413

DISTRIBUTIONS TO SHAREHOLDERS FROM: (NOTE 2)

  Net investment income                                              ---               (3,221,602)

  Net realized gain on investments                          (355,168,907)            (203,938,943)

NET DECREASE FROM CAPITAL SHARE
  TRANSACTIONS (NOTE 3)                                     (257,142,802)            (269,044,478)
                                                       -----------------        -----------------

TOTAL DECREASE IN NET ASSETS                                (428,970,336)             (39,795,610)

NET ASSETS:
  Beginning of year                                        1,325,290,486            1,365,086,096
                                                       -----------------        -----------------
  End of year *                                          $   896,320,150        $   1,325,290,486
                                                       -----------------        -----------------
----------------------                                 -----------------        -----------------
* Includes undistributed net investment income of        $           ---        $          49,873
                                                       -----------------        -----------------
                                                       -----------------        -----------------



   The accompanying notes are an integral part of the financial statements.

                             RCM GROWTH EQUITY FUND
                              FINANCIAL HIGHLIGHTS

Selected data for each share of capital stock outstanding for the ten years ended December 31, 1996 are as follows:

                                                                             Year Ended December 31,
                                                ----------------------------------------------------------------------------------
                                                 1996*(a)      1995        1994        1993        1992        1991        1990
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
PER SHARE OPERATING PERFORMANCE:(b)
  Net asset value, beginning of period          $     9.13  $     7.89  $    10.42  $    10.97  $    11.54  $     8.49  $     9.12
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net investment income (loss)                       (0.01)       0.02        0.03        0.04        0.07        0.09        0.15
  Net realized and unrealized gain (loss)
    on investments                                    1.59        2.66        0.01        1.08        0.71        3.93       (0.53)
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net increase (decrease) in net asset value
    resulting from investment operations              1.58        2.68        0.04        1.12        0.78        4.02       (0.38)
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Distributions:
    Net investment income                            (0.00)      (0.02)      (0.03)      (0.04)      (0.07)      (0.09)      (0.17)
    Net realized gain on investments                 (4.31)      (1.42)      (2.54)      (1.63)      (1.28)      (0.88)      (0.08)
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
      Total distributions                            (4.31)      (1.44)      (2.57)      (1.67)      (1.35)      (0.97)      (0.25)
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

NET ASSET VALUE, END OF PERIOD                  $     6.40  $     9.13  $     7.89  $    10.42  $    10.97  $    11.54  $     8.49
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

TOTAL RETURN(c)                                      19.07%      34.53%       0.76%      10.72%       7.03%      48.23%      (4.12%)
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

RATIOS AND SUPPLEMENTAL DATA:

Average commission rate paid per share(d)       $   0.0571          -           -           -           -           -           -
                                                ----------
                                                ----------

Net assets, end of period (in millions)         $      896  $    1,325  $    1,365  $    2,049  $    2,122  $    2,138  $    1,300
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

Ratio of expenses to average net assets                0.8%        0.8%        0.8%        0.8%        0.8%        0.7%        0.8%
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

Ratio of net investment income to
  average net assets                                  -0.1%        0.2%        0.2%        0.3%        0.6%        0.9%        1.8%
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

Portfolio turnover                                   115.9%       96.5%      111.1%       67.0%       56.8%       62.7%       50.0%
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                                     Year Ended December 31,
                                                ----------------------------------
                                                   1989        1988        1987
                                                ----------  ----------  ----------
PER SHARE OPERATING PERFORMANCE:(b)
  Net asset value, beginning of period          $     8.00  $     7.09  $     8.30
                                                ----------  ----------  ----------
  Net investment income (loss)                        0.16        0.11        0.07
  Net realized and unrealized gain (loss)
    on investments                                    1.98        1.36        0.82
                                                ----------  ----------  ----------
  Net increase (decrease) in net asset value
    resulting from investment operations              2.14        1.47        0.89
                                                ----------  ----------  ----------
Distributions:
    Net investment income                            (0.16)      (0.12)      (0.16)
    Net realized gain on investments                 (0.86)      (0.44)      (1.94)
                                                ----------  ----------  ----------
      Total distributions                            (1.02)      (0.56)      (2.10)
                                                ----------  ----------  ----------

NET ASSET VALUE, END OF PERIOD                  $     9.12  $     8.00  $     7.09
                                                ----------  ----------  ----------
                                                ----------  ----------  ----------

TOTAL RETURN(c)                                      26.87%      20.86%      10.97%
                                                ----------  ----------  ----------
                                                ----------  ----------  ----------

RATIOS AND SUPPLEMENTAL DATA:

Average commission rate paid per share(d)               -           -           -



Net assets, end of period (in millions)         $    1,284  $      964  $      553
                                                ----------  ----------  ----------
                                                ----------  ----------  ----------

Ratio of expenses to average net assets                0.7%        0.7%        0.8%
                                                ----------  ----------  ----------
                                                ----------  ----------  ----------

Ratio of net investment income to
  average net assets                                   1.8%        1.8%        0.9%
                                                ----------  ----------  ----------
                                                ----------  ----------  ----------

Portfolio turnover                                    70.8%       64.7%       79.9%
                                                ----------  ----------  ----------
                                                ----------  ----------  ----------

-----------------------------
*    Calculated using the average share method.

(a) On June 14, 1996, RCM Capital Management, L.L.C. became the investment manager (see Note 5).

(b) Stock split 25:1 at the close of business on June 17, 1996 (see Note 3). All prior period per share amounts were restated to reflect the stock split.

(c) Total return measures the change in value of an investment over the period indicated.

(d) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission rate structures may differ.

                                RCM GROWTH EQUITY FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


1.  SIGNIFICANT ACCOUNTING POLICIES

RCM Growth Equity Fund (the "Fund") is a diversified series of RCM Capital Funds, Inc. (the "Company"). The Company is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amount of assets and liabilities. Actual results may differ from these estimates.

A.  SECURITIES VALUATIONS:

Investment securities are stated at fair market value. Equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of business on the day the securities are being valued. If there has been no sale on such day, then the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as the Board of Directors of the Company in good faith deems appropriate to reflect its fair market value. Readily marketable securities traded only in the over-the-counter market that are not listed on the National Association of Securities Dealers, Inc. Automated Quotation System or similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors of the Company deems appropriate to reflect their fair market value. Other portfolio securities held by the Fund will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available, such securities will be valued by whatever means the Board of Directors of the Company in good faith deems appropriate to reflect their fair market value.

Short-term investments with a maturity of 60 days or less are valued at amortized cost, which approximates market value.

B.  SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME:

Security transactions are recorded as of the date of purchase or sale. Realized gains and losses on security transactions are determined on the identified cost basis for both financial statement and federal income tax purposes. Interest income, foreign taxes and expenses are accrued daily. Dividends are recorded on the ex-dividend date.

C.  FOREIGN CURRENCY TRANSACTIONS:

The records of the Fund are maintained in U.S. dollars. Foreign currencies, investments and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of foreign securities and income and withholding taxes are translated on the respective dates of such transactions. Net realized currency gains and losses include foreign currency gains and losses between trade date and settlement date and foreign currency transactions. The Fund does not isolate that portion of foreign currency exchange fluctuation on investments from unrealized appreciation and depreciation which arises from changes in market prices. Such fluctuations are included with the net unrealized appreciation or depreciation on investments.

                                RCM GROWTH EQUITY FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    D.  FEDERAL INCOME TAXES:

    It is the policy of the Fund to comply with the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal or excise taxes on income and capital gains.

    E.  DISTRIBUTIONS:

    Distributions to shareholders are recorded by the Fund on the ex-dividend date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for losses as a result of wash sales.

2.  DISTRIBUTIONS

    On December 17, 1996, a distribution of $4.31 per share, aggregating $355,168,907, was paid from investment operations. This per share amount consisted of $1.55 short-term capital gains and $2.76 long-term capital gains. The dividend was recorded on December 17, 1996 to shareholders of record on the same date.

3.  CAPITAL SHARES

    At December 31, 1996, there were 1,000,000,000 shares of the Company's common stock authorized, at $0.0001 par value. Of this amount, 300,000,000 were classified as shares of the Fund; 100,000,000 were classified as shares of RCM Small Cap Fund; 100,000,000 were classified as shares of RCM International Growth Equity Fund A; and 500,000,000 shares remain unclassified. As of the close of business on June 17, 1996, each outstanding share of capital stock of the Fund was split into 25 shares of capital stock, resulting in 91,056,470 outstanding shares of capital stock of the Fund. Transactions in capital shares for the Fund shown below were restated to reflect the stock split:

                              CAPITAL SHARE TRANSACTIONS

                                                   Year ended December 31, 1996
                                                   ----------------------------
                                                     Shares          Amount
                                                 ------------    -------------
Shares sold                                        5,272,649    $  49,629,302
Shares issued in connection with reinvestment
    of distributions                              56,967,931      351,492,134
Shares repurchased                               (67,435,650)    (658,264,238)
                                                 ------------    -------------
Net decrease                                      (5,195,070)   $(257,142,802)
                                                 ------------    -------------
                                                 ------------    -------------

                                RCM GROWTH EQUITY FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


3.  CAPITAL SHARES (CONTINUED)

                                                   Year ended December 31, 1996
                                                   ----------------------------
                                                     Shares          Amount
                                                 ------------    -------------
Shares sold                                        9,295,000    $  87,032,923
Shares issued in connection with reinvestment
   of distributions                               23,031,575      203,424,163
Shares repurchased                               (60,117,757)    (559,501,564)
                                                 ------------    -------------
Net decrease                                     (27,791,182)   $(269,044,478)
                                                 ------------    -------------
                                                 ------------    -------------


At December 31, 1996, seven shareholders held more than 5% of the outstanding shares of the Fund individually and 57.6% in aggregate.

4.  PURCHASES AND SALES OF SECURITIES

For the year ended December 31, 1996, purchases and sales proceeds of investment securities by the Fund, other than U.S. government obligations and short-term securities, aggregated $1,095,771,941 and $1,696,778,562, respectively. Purchases and sales/maturities of U.S. government obligations by the Fund aggregated $9,989,792 and $10,000,000, respectively.

5.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

On June 14, 1996, all of the outstanding general and limited partnership interests in the Fund's investment manager, RCM Capital Management, a California Limited Partnership ("Old RCM"), were acquired by RCM Capital Management, L.L.C. ("RCM"), a wholly owned subsidiary of Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany. Because the transaction may have constituted an "assignment" of the Fund's management agreement with Old RCM under the Investment Company Act of 1940, and thus a termination of such management agreement, the Fund sought and obtained prior approval of a new management agreement from the Company's Board of Directors and from the Fund's stockholders at a special meeting of stockholders of the Company held on May 28, 1996. The terms of the new management agreement are substantially the same as those of the previous management agreement.

RCM manages the Fund's investments and provides various administrative services, subject to the authority of the Board of Directors. For the period from January 1, 1996 to June 30, 1996, the Fund paid investment management fees quarterly to RCM at a rate of 3/16 of 1% (approximately 3/4 of 1% on an annual basis) of the average net assets of the Fund during the preceding quarter. As discussed above, the stockholders approved a new investment management agreement between the Company, on behalf of the Fund, and RCM. Pursuant to this new investment management agreement, beginning July 1, 1996, the Fund pays investment management fees monthly at an annualized rate of 0.75% of the Fund's average daily net assets. For the year ended December 31, 1996, the Fund recorded investment management fees of $8,121,322.

The RCM Capital Management Profit Sharing Plan, participation in which is limited to employees of RCM, owned 416,698 shares of the Fund on December 31, 1996.

                               RCM CAPITAL FUNDS, INC.
                             STOCKHOLDER MEETING RESULTS
                                     (UNAUDITED)

A Special Meeting of Stockholders of the RCM Capital Funds, Inc. (the "Company") was held on Tuesday, May 28, 1996. The number of shares issued, outstanding and eligible to vote as of April 18, 1996 (the "Record Date") was 7,110,217. Present were 5,477,386 shares in person or represented by proxy, or 77% of the shares outstanding on the Record Date. The matters voted upon by stockholders and the resulting votes for each matter are presented below:

1.  Each person nominated as a director was elected as set forth below:

                                        For         Withhold
                                     ---------      --------
            Kenneth E. Scott         5,109,781      332,162
            DeWitt F. Bowman         5,245,037      196,905
            Thomas S. Foley          4,910,846      531,097
            Frank P. Greene          5,109,781      332,162
            Pamela A. Farr           5,109,781      332,162
            George G.C. Parker       5,109,781      332,162


2. An Amendment to the Articles of Incorporation of the Company to reduce the par value of the shares of the Company was approved: For: 4,849,864;
    Against: 517,895; Abstain 74,184.

3. The selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1996 was approved: For: 5,367,761; Against: 0; Abstain: 74,182.

In addition, certain matters were presented to the stockholders of the RCM Growth Equity Fund (the "Fund") for approval or ratification. As of the Record Date, there were 3,852,312 shares of the Fund outstanding and eligible to vote. At the Special Meeting 2,864,752 shares were present in person or by proxy, or 74.36% of the shares outstanding on the Record Date. The matters voted upon by stockholders of the Fund and the resulting votes for each matter are presented below:

1. The new Investment Management Agreement between the Company, on behalf of the Fund, and RCM Capital Management, L.L.C. was approved: For: 2,828,176;
    Against: 0; Abstain: 30,389.

2.  Certain revisions to the investment objectives of the Fund were approved:
    For: 2,459,253; Against: 368,909; Abstain: 30,389.

3. A revision to the fundamental investment policies of the Fund regarding investment in companies without a three-year operating history was approved. For: 2,459,253; Against: 368,909; Abstain: 30,389.

4. A revision to the fundamental investment policies of the Fund regarding investment in warrants was approved: For: 2,459,253; Against: 368,909;
    Abstain: 30,389.

INVESTMENT MANAGER

RCM Capital Management, L.L.C.
Four Embarcadero Center, Suite 3000
San Francisco, California  94111


TRANSFER AND REDEMPTION AGENT

RCM Capital Trust Company
Four Embarcadero Center, Suite 2800
San Francisco, California  94111


DISTRIBUTOR

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, Massachusetts  02109


CUSTODIAN

State Street Bank and Trust Company
P.O. Box 1713
Boston, Massachusetts  02105


LEGAL COUNSEL

Paul, Hastings, Janofsky & Walker
555 South Flower Street
Los Angeles, California  90071


INDEPENDENT ACCOUNTANTS

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, Massachusetts  02109

                                     NOTES
-------------------------------------------------------------------------------

                                     NOTES
-------------------------------------------------------------------------------

  [LOGO]

 GROWTH EQUITY FUND

 ANNUAL REPORT
 DECEMBER 31, 1996

  [LOGO]

 INTERNATIONAL GROWTH EQUITY FUND A

 ANNUAL REPORT
 DECEMBER 31, 1996

  [LOGO]

 GROWTH EQUITY FUND

 ANNUAL REPORT
 DECEMBER 31, 1996

  [LOGO]

 SMALL CAP FUND

 ANNUAL REPORT
 DECEMBER 31, 1996

                               RCM SMALL CAP FUND
                   MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE


The value of an investment in the RCM Small Cap Fund (the "Fund") appreciated by 34.39% over the year ended December 31, 1996. The Fund posted excellent returns on both an absolute and relative basis, finishing the year 1,790 basis points ahead of its primary benchmark, the Russell 2000 Index, which registered a total return of 16.49% for the same period. These results were achieved in the context of a market environment which turned decisively in favor of larger capitalization stocks over small capitalization stocks after the correction of the June/July period. The Fund's performance was especially impressive given that the full year 1996 was one in which all major small cap benchmarks significantly underperformed broader market benchmarks, such as the S&P 500 Composite Index, which returned 22.96%.

After posting outstanding returns in 1995, U.S. stocks and bonds rallied strongly again in the first half of 1996. Consensus expectations going into the year called for a slowing economic environment including low inflation and continued declines in interest rates. By early in the second quarter, however, signs of economic re-acceleration appeared, and inflation fears began to surface. Despite the shifting macroeconomic outlook, equity mutual fund cash flows reached record levels in the first half of 1996, and the market for initial public offerings (IPOs) exploded. Stocks of all capitalizations participated in this first half advance, although small cap issues got off to a very weak start in the month of January. The relative strength of the small cap sector bottomed in February, though, and the Russell 2000 Index outperformed the S&P 500 Index in the months of March, April and May, finishing the first half of the year ahead of the broader market. At midyear, the Fund was 962 basis points ahead of its primary benchmark and 988 basis points ahead of the S&P 500 Index. Factors contributing to outperformance in the first half included the Fund's overweightings in the strong business services sector and in leisure time products and services. Returns were also aided by the growth stock focus of RCM Capital Management, L.L.C. ("RCM"), investment manager of the Fund. Growth investment styles significantly outperformed value styles in the first six months of 1996.

By June, however, the relative strength of the small cap sector versus large cap equities began to deteriorate markedly. A series of stronger-than-expected economic releases generated fears that the Federal Reserve would be forced into a series of rate hikes to keep growth and inflation in tow. U.S. stocks suffered a violent correction in the month of July. As is typical, the small cap sector of the market exhibited significantly more volatility on the downside during this corrective phase, especially given their appreciation through May. Equity mutual fund cash contributions evaporated and the IPO market "window" slammed shut. The broader market began to recover in the late summer as rate fears eased again and investors began to embrace a "Goldilocks" economic scenario (slow-to-moderate growth with little or no inflation.) Mutual fund cash inflows resumed, albeit not at the record levels of the first half. The Dow Jones Industrial Average and the S&P 500 Index posted exceptional gains from late summer through the end of the year. But while small capitalization universes recorded respectable absolute returns, they severely under-performed large cap indices, as investors appeared willing to accord a premium to liquidity after the summer correction. Nevertheless, the Fund gained 12.01% in the second half of 1996, outperforming its primary benchmark by 646 basis points.

The Fund's outperformance to the Russell 2000 Index in 1996 was attributable to stock selection, which was positive in several industries. Electronics and new technology was a highly volatile sector during 1996, but individual issue selection in this area was a strong contributor to relative performance versus the Fund's primary benchmark. The Fund's holdings in this group were up an aggregate of 37% versus a gain of approximately 2% for the Russell 2000 Index stocks in this group. The Fund's major holdings in this group included Computer Products (+70%
total return for the year), Sanmina Corp. (+118%) and Network General (+81%). In general, small cap health care services stocks were weak performers in 1996, as investors' concerns about pricing and reimbursement issues caused HMO, home health care and nursing home stocks to come under pressure. Nevertheless, health care services stocks held by the Fund were up an average of about 18% compared to an average DECLINE of approximately 4% for health care services stocks in the Russell 2000 Index. Curative Health Services, Orthodontic Centers of America and American Home Patient were among the Fund's outstanding performers in this group. The Fund's holdings in the business services sector gained 75% compared to an average return of 27% for the benchmark stocks in this very strong group. Significant positive contributions came from issues such as The Registry, Personnel Group of America, Iron Mountain and Caribiner International. Meaningful contributions from positive stock selection were also achieved in the technology services, transportation services and drugs and hospital supplies groups. On the negative side, stock selection in the household nondurables area hurt relative performance. The Fund's holdings in this sector (including Guest Supply, Carson Inc. and Armor All) were up an average of only 2% compared to
a gain of 16% for the stocks in the benchmark group.   The computers and
office equipment sector also registered a modest negative impact from adverse stock selection.

Overall, industry strategy had a modest negative impact on the Fund's performance relative to the Russell 2000 Index in 1996. Nevertheless, industry strategies that were positive contributors included a meaningful overweighting in the strong business services sector (11% versus 5% in the Russell 2000 Index) and a slight overweighting in the computers and office equipment group. Media and utilities were lagging industry groups underweighted by the Fund in 1996, thereby adding to performance. On the negative side, the Fund's strategic overweighting in health care services hurt relative performance. In fact, the miserable performance of small cap health care stocks was a particularly notable characteristic of the market in 1996, as this sector in the Russell 2000 Index recorded negative returns on an aggregate basis. Given RCM's growth stock focus, health care has traditionally been an area of investment focus for the Fund. However, weightings in this area were reduced significantly in the first half of the year and, as noted above, individual stock selection for the PERIOD was quite favorable for the Fund in health care services. The Fund's underweighting in the interest sensitive and financial industry groups (6.5% versus 22%, excluding utilities), in the Russell 2000 Index was also a negative factor in relative performance from an industry strategy perspective. Due to the growth stock orientation of RCM, it is typical for the Fund to be underweighted in the interest sensitive area versus the large weighting in these groups in the Russell 2000 Index. Although the Fund's average cash position of about 4% for the year was at the low end of its "normal" range, cash was a negative contributor to relative performance given the rising market environment.

Like 1995, the past year was an exceptional one in terms of absolute returns for investors in U.S. stocks across all capitalization ranges, even though small cap universes did not match the returns of the Dow Jones Industrial Average or the S&P 500 Index. While RCM is not bearish going into 1997, historical precedent and RCM's valuations argue strongly against placing a high probability on similar gains for the overall market for 1997. Nevertheless, RCM believes that a slow-to-moderate growth macroeconomic environment is likely to favor the growth style of investing. Furthermore, RCM believes that the conspicuous outperformance of large capitalization equities in the second half of 1996 (exacerbated by the surging popularity of indexing) has resulted in particularly attractive relative valuations in small capitalization stocks early in 1997, especially given the higher relative earnings growth rates of small-sized companies.

RCM SMALL CAP FUND
PERFORMANCE SUMMARY

-------------------------------------------------------------------------------



                                   [GRAPH]


          RCM Small Cap Fund   Russell 2000 Index
          ------------------   ------------------
  1/2/92              10,000              10,000
 1/31/92              10,786              10,811
 2/28/92              11,118              11,127
 3/31/92              10,850              10,751
 4/30/92              10,613              10,373
 5/31/92              10,703              10,511
 6/30/92              10,165              10,017
 7/31/92              10,530              10,366
 8/31/92              10,336              10,072
 9/30/92              10,603              10,304
10/31/92              11,002              10,630
11/30/92              11,807              11,444
12/31/92              12,214              11,842
 1/31/93              12,212              12,242
 2/28/93              11,792              11,960
 3/31/93              12,082              12,348
 4/30/93              11,636              12,008
 5/31/93              12,102              12,539
 6/30/93              12,134              12,617
 7/31/93              12,126              12,791
 8/31/93              12,580              13,344
 9/30/93              13,037              13,720
10/31/93              13,186              14,074
11/30/93              12,728              13,615
12/31/93              13,337              14,080
 1/31/94              13,592              14,522
 2/28/94              13,431              14,469
 3/31/94              12,712              13,707
 4/30/94              12,637              13,788
 5/31/94              12,411              13,633
 6/30/94              11,990              13,173
 7/31/94              12,173              13,390
 8/31/94              13,095              14,136
 9/30/94              13,073              14,088
10/31/94              13,240              14,031
11/30/94              12,765              13,464
12/31/94              13,049              13,824
 1/31/95              12,958              13,649
 2/28/95              13,392              14,217
 3/31/95              13,900              14,461
 4/30/95              14,064              14,782
 5/31/95              14,030              15,037
 6/30/95              14,728              15,817
 7/31/95              15,706              16,728
 8/31/95              16,245              17,074
 9/30/95              16,900              17,380
10/31/95              16,330              16,602
11/30/95              16,882              17,300
12/31/95              17,496              17,756
 1/31/96              17,973              17,737
 2/29/96              18,914              18,290
 3/31/96              19,374              18,662
 4/30/96              20,684              19,660
 5/31/96              21,660              20,435
 6/30/96              20,993              19,596
 7/31/96              18,958              17,884
 8/31/96              20,592              18,923
 9/30/96              22,457              19,662
10/31/96              22,226              19,359
11/30/96              22,488              20,157
12/31/96              23,514              20,685


PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.


The chart above shows the performance of the RCM Small Cap Fund since its inception versus the Russell 2000 Index.# The chart represents a cumulative return of 135.14%+ for the Fund. The average annual total return from the Fund's inception was 18.65%*+.The chart assumes a hypothetical $10,000 initial investment in the Fund and reflects all Fund expenses.

AVERAGE ANNUAL TOTAL RETURNS+
DECEMBER 31, 1996

------------------
           LIFE OF
 1 YEAR    FUND*
------------------
34.39%    18.65%
------------------

The data above represents past performance of the Fund, and may not be indicative of future results. The investment return and principal value of an investment in the Fund will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

------------------------------
# The Russell 2000 Index is composed of the 2,000 smallest securities in the Russell 3000 Index, which is composed of 3,000 large U.S. companies by market capitalization and represents approximately 98% of the U.S. equity market.
+ Returns assume reinvestment of all dividends and capital gains distributions at net asset value.
* The Fund began operations on January 4, 1992.

                   REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders of RCM Small Cap Fund and
Board of Directors of RCM Capital Funds, Inc:

We have audited the accompanying statement of assets and liabilities of RCM Small Cap Fund (the "Fund"), including the statement of investments in securities and net assets, as of December 31, 1996, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RCM Small Cap Fund as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

                                                 Coopers & Lybrand L.L.P.


Boston, Massachusetts
February 20, 1997

                             RCM SMALL CAP FUND
                  INVESTMENTS IN SECURITIES AND NET ASSETS
                             DECEMBER 31, 1996

                                                          % OF
    SHARES               EQUITY INVESTMENTS            NET ASSETS    MARKET VALUE
--------------    ------------------------------       ----------    ------------

CONSUMER DURABLES SECTOR                                    2.23%

                  AUTOMOTIVE RELATED                        2.23%

      134,000     Dura Automotive Systems Inc. *                      $ 3,015,000
      310,000     Tower Automotive Inc. *                               9,687,000
                                                                      -----------
                                                                       12,702,500
                                                                       ----------

 CONSUMER NON-DURABLES SECTOR                               7.75%

                  BEVERAGE AND TOBACCO                      0.27%

      42,000      Robert Mondavi Corp. *                                1,533,000

                  GENERAL RETAIL                            1.00%

     146,000      Loehmann's Inc. *                                     3,358,000
      50,000      Proffitt's Inc. *                                     1,843,750
      37,000      Vans Inc. *                                             462,500
                                                                      -----------
                                                                        5,664,250
                                                                      -----------

                  HOUSEHOLD/RELATED NON-DURABLES            1.93%

     267,600      Carson Inc. * (cost $4,010,225)+                     3,712,950
     182,000      Designer Holdings Ltd. *                             2,934,750
     224,700      The North Face Inc. *                                4,325,475
                                                                     -----------
                                                                      10,973,175
                                                                     -----------
                  LEISURE TIME PRODUCTS/SERVICES           4.55%

     485,000      CapStar Hotel Co. *                                  9,518,125
     227,000      Doubletree Corp.  *                                 10,215,000
     25,0000      Family Golf Centers Inc. *                             753,125
     190,000      Interstate Hotels Co. *                              5,367,500
                                                                     -----------
                                                                      25,853,750
                                                                     -----------

CYCLICAL/CAPITAL GOODS SECTOR                            11.54%

                  AEROSPACE/DEFENSE                       1.18%

     301,400      Wyman-Gordon Co. *                                   6,706,150


      The accompanying notes are an integral part of the financial statements.

                             RCM SMALL CAP FUND
                  INVESTMENTS IN SECURITIES AND NET ASSETS
                             DECEMBER 31, 1996

                                                          % OF
    SHARES               EQUITY INVESTMENTS            NET ASSETS    MARKET VALUE
--------------    ------------------------------       ----------    ------------

                  BUILDING AND CONSTRUCTION                0.94%

      155,000     NCI Building Systems Inc. *                        $  5,347,500

                  ELECTRICAL EQUIPMENT                     0.10%

       20,000     Watsco Inc.                                            577,500

                  INDUSTRIAL EQUIPMENT                     0.41%

      110,000     Furon Co.                                            2,337,500

                  RAW AND BASIC MATERIALS                  0.87%

      165,000     Commercial Metals Co.                                4,970,625

                  TRANSPORTATION SERVICES                  8.04%

      417,000     Covenant Transport Inc. Class A *                    5,994,375
      508,000     Expeditors International of Washington Inc.         11,684,000
      190,000     Heartland Express Inc. *                             4,631,250
      101,400     Hub Group Inc. *                                     2,712,450
      247,900     Kitty Hawk Inc. *                                    2,479,000
      175,000     Mark VII Inc. *                                      4,845,313
      245,000     Railtex Inc. *                                       6,186,250
      210,000     Swift Transportation Co. Inc. *                      4,935,000
      125,000     Werner Enterprises Inc.                              2,265,625
                                                                     -----------
                                                                      45,733,263
                                                                     -----------

ENERGY SECTOR                                              3.14%

                   OIL AND RELATED SERVICES                3.14%

      105,000      Camco International Inc.                            4,843,125
      165,000      Forcenergy Gas Exploration Inc. *                   5,981,250
      401,000      Houston Exploration Co. *                           7,017,500
                                                                     -----------
                                                                      17,841,875
                                                                     -----------

      The accompanying notes are an integral part of the financial statements.

                             RCM SMALL CAP FUND
                  INVESTMENTS IN SECURITIES AND NET ASSETS
                             DECEMBER 31, 1996


                                                          % OF
    SHARES               EQUITY INVESTMENTS            NET ASSETS    MARKET VALUE
--------------    ------------------------------       ----------    ------------

HEALTH CARE SECTOR                                         19.55%

                  DRUGS & HOSPITAL SERVICES                 8.17%

       50,000     Algos Pharmaceutical Corp. *                        $   562,500
       17,000     Alliance Pharmaceutical Corp. *                         231,625
       59,100     Anesta Corp. *                                        1,137,675
       16,800     ArthroCare Corp. *                                      121,800
      143,000     Bone Care International Inc.                          1,036,750
       26,000     Cardiac Pathways Corp. *                                308,750
      415,000     CIMA Labs Inc. *                                      2,541,875
      119,000     Creative BioMolecules Inc. *                          1,234,625
       40,000     Eclipse Surgical Technologies Inc. *                    350,000
      370,000     Endosonics Corp. *                                    5,642,500
       28,000     GelTex Pharmaceuticals Inc. *                           679,000
       12,500     IDEC Pharmaceuticals Corp. *                            296,875
      152,000     LUNAR Corp. *                                         5,320,000
       33,000     MedImmune Inc. *                                        561,000
        4,300     Mentor Corp. Minn.                                      126,850
      142,000     NaPro BioTherapeutics Inc. *                          1,508,750
       47,500     NeXstar Pharmaceuticals Inc. *                          712,500
       10,000     PathoGensis Corp. *                                     217,500
       67,100     Penederm Inc. *                                         830,363
      300,000     Physio-Control International Corp.                    6,750,000
        7,000     Protein Design Laboratories Inc. *                      255,500
       44,000     SangStat Medical Corp. *                              1,166,000
       30,700     Sepracor Inc. *                                         510,388
      230,500     Sofamor/Danek Group Inc. *                            7,030,250
       12,000     Vertex Pharmaceuticals Inc. *                           483,000
       42,000     Virus Research Institute Inc. *                         231,000
      299,000     VISX Inc. *                                           6,615,375
                                                                      -----------
                                                                       46,462,451
                                                                      -----------

HEALTH CARE SERVICES                                       11.38%

      245,000     Advanced Health Corp. *                               3,062,500
      130,000     American HomePatient Inc. *                           3,542,500
      125,000     American Medical Response Inc. *                      4,062,500
       85,000     Arbor Health Care Co. *                               2,210,000
      327,800     Curative Health Services Inc. *                       9,075,963
       70,000     Harborside Healthcare Corp. *                           831,250
      215,000     Home Health Corp. of America Inc. *                   2,351,563

      The accompanying notes are an integral part of the financial statements.

                             RCM SMALL CAP FUND
                  INVESTMENTS IN SECURITIES AND NET ASSETS
                             DECEMBER 31, 1996

                                                          % OF
    SHARES               EQUITY INVESTMENTS            NET ASSETS    MARKET VALUE
--------------    ------------------------------       ----------    ------------

                  HEALTH CARE SERVICES
                  (CONTINUED)

      361,200     Maxicare Health Plans Inc. *                       $  8,036,700
      200,000     Multicare Cos. Inc. *                                 4,050,000
      120,000     Orthodontic Centers of America Inc. *                 1,920,000
      218,000     Raytel Medical Corporation *                          2,398,000
      340,000     Renal Treatment Centers Inc. *                        8,670,000
       70,000     Renal Care Group Inc. *                               2,213,750
      205,000     RoTech Medical Corp. *                                4,305,000
      173,600     Summit Care Corp. *                                   2,842,700
        6,600     Total Renal Care Holdings Inc. *                        239,250
      199,000     Transition Systems Inc. *                             2,810,875
      189,300     Veterinary Centers of America Inc. *                  2,082,300
                                                                      -----------
                                                                       64,704,851
                                                                      -----------

INTEREST SENSITIVE SECTOR                                  6.48%

                  BANKING                                  3.62%

      204,300     Community First Bankshares Inc.                       5,618,250
      147,000     Silicon Valley Bancshares *                           4,740,750
      157,000     Texas Regional Bancshares Inc. Class A                5,338,000
       65,000     ValliCorp Holdings Inc.                               1,324,375
       62,000     WestAmerica Bancorporation                            3,580,500
                                                                      -----------
                                                                       20,601,875
                                                                      -----------

                  GENERAL FINANCE                          1.50%

      193,000     AMRESCO Inc. *                                        5,162,750
      145,000     Glendale Federal Bank FSB (California) *              3,371,250
                                                                      -----------
                                                                        8,534,000
                                                                       ----------

                  INSURANCE                                1.36%

       58,000     CMAC Investment Corp.                                 2,131,500
       64,000     Executive Risk Inc.                                   2,368,000
      100,000     MMI Companies Inc.                                    3,225,000
                                                                      -----------
                                                                        7,724,500
                                                                      -----------

     The accompanying notes are an integral part of the financial statements.

                             RCM SMALL CAP FUND
                  INVESTMENTS IN SECURITIES AND NET ASSETS
                             DECEMBER 31, 1996

                                                          % OF
    SHARES               EQUITY INVESTMENTS            NET ASSETS    MARKET VALUE
--------------    ------------------------------       ----------    ------------

SERVICES/MEDIA SECTOR                                     17.49%

                  BUSINESS AND FOOD SERVICES              12.12%

       53,000     ABR Information Services Inc. *                    $  2,086,875
      214,200     AccuStaff Inc. *                                      4,524,975
      136,000     Caribiner International Inc. *                        6,834,000
      174,700     F. Y. I. Inc. *                                       3,646,863
      273,000     G & K Services Inc. Class A                          10,305,750
      128,000     Iron Mountain Inc. *                                  3,872,000
      229,800     Personnel Group of America, Inc. *                    5,543,925
      240,000     Philip Environmental Inc. *                           3,480,000
       92,100     Precision Response Corp. *                            3,235,013
      154,900     The Registry Inc. *                                   7,144,763
      120,200     Romac International *                                 2,644,400
       25,000     Source Services Corp. *                                 453,125
      341,000     Tetra Tech Inc. *                                     6,734,750
       75,000     United Waste Systems Inc. *                           2,578,125
       82,700     Unitog Co.                                            2,253,575
      129,000     Wilmar Industries Inc. *                              3,579,750
                                                                      -----------
                                                                       68,917,889
                                                                      -----------

                  COMMUNICATION SERVICES                   3.66%

      238,600     Channell Commercial Corp. *                           2,952,675
       62,000     CommNet Cellular Inc. *                               1,728,250
       95,000     ICG Communications Inc. *                             1,674,375
       70,300     Orbital Sciences Corp. *                              1,212,675
      360,000     Smartalk Teleservices Inc. *                          6,120,000
      177,700     Tel-Save Holdings Inc. *                              5,153,300
      220,000     Viatel Inc. *                                         1,980,000
                                                                      -----------
                                                                       20,821,275
                                                                      -----------

                  MEDIA SERVICES                           1.71%

      291,800     Central European Media Entertainment Ltd. Class A *   9,264,650
       45,000     Metromedia Int'l Group Inc. *                           444,375
                                                                      -----------
                                                                        9,709,025
                                                                      -----------

     The accompanying notes are an integral part of the financial statements.

                             RCM SMALL CAP FUND
                  INVESTMENTS IN SECURITIES AND NET ASSETS
                             DECEMBER 31, 1996


                                                          % OF
    SHARES               EQUITY INVESTMENTS            NET ASSETS   MARKET VALUE
--------------    ------------------------------       ----------   ------------

TECHNOLOGY SECTOR                                         28.81%

                  COMPUTERS AND OFFICE EQUIPMENT           3.12%

      174,000     Black Box Corp. *                                 $  7,177,500
       92,000     Comverse Technology Inc. *                           3,478,750
      229,600     Micros Systems Inc. *                                7,060,200
                                                                     -----------
                                                                      17,716,450
                                                                     -----------

                  ELECTRONICS AND NEW TECHNOLOGY          13.54%

      373,300     Actel Corp. *                                       8,865,875
      340,000     Altron Inc. *                                       7,140,000
      813,500     Computer Products Inc. *                           15,863,250
      230,000     Continental Circuits Corp. *                        2,472,500
      200,000     Elantec Semiconductor Inc. *                          878,125
       50,000     Kent Electronics Corp. *                            1,287,500
      363,000     Methode Electronics Inc. Class A                    7,350,750
       35,000     Network Equipment Technologies Inc. *                 577,500
       39,000     Network Appliance Inc. *                            1,984,125
      512,400     Network General Corp. *                            15,500,100
      165,000     Sanmina Corp. *                                     9,322,500
      109,000     Uniphase Corp. *                                    5,722,500
                                                                    -----------
                                                                     76,964,725
                                                                    -----------

                  TECHNOLOGY SERVICES                     12.15%

      133,500     American Management Systems Inc. *                  3,270,750
       35,500     Aspen Technologies Inc. *                           2,848,875
      290,000     BISYS Group Inc. *                                 10,748,125
       63,000     CBT Group PLC Sponsored ADR *                       3,417,750
      145,000     Engineering Animation Inc. *                        3,516,250
       77,000     FileNet Corp. *                                     2,464,000
      219,600     The Indus Group Inc. *                              5,654,700
       69,100     Integrated Systems Inc. *                           1,796,600
       60,000     International Telecommunication Systems Inc. *      1,455,000
      435,000     PMT Services Inc. *                                 7,612,500
       15,161     Platinum Software Corp. *                             180,033
      229,000     Raptor Systems Inc. *                               4,608,625
      198,000     Renaissance Solutions Inc. *                        8,860,500
       86,000     SPSS Inc. *                                         2,397,250


      The accompanying notes are anintegral part of the financial statements.

                             RCM SMALL CAP FUND
                  INVESTMENTS IN SECURITIES AND NET ASSETS
                             DECEMBER 31, 1996

                                                          % OF
    SHARES               EQUITY INVESTMENTS            NET ASSETS    MARKET VALUE
--------------    ------------------------------       ----------    ------------
                  TECHNOLOGY SERVICES
                  (CONTINUED)
      307,000     Unison Software Inc. *                             $  8,212,250
       40,700     VERITAS Software Co. *                                2,024,825
                                                                      -----------
                                                                       69,068,033
                                                                      -----------

TOTAL EQUITY INVESTMENTS
(COST $437,423,725)                                       96.99%      551,466,162
                                                                      -----------

SHORT-TERM INVESTMENTS

                  MONEY MARKET FUNDS                       1.77%

      143,121     SSgA U.S. Government Money Market Fund                  143,121
    9,936,016     SSgA Money Market Fund                                9,936,016
                                                                      -----------
                                                                       10,079,137
                                                                      -----------

     PRINCIPAL    COMMERCIAL PAPER                         0.88%
----------------

  $ 5,000,000     General Electric Capital Corp.,
                   5.31% maturing  01/13/97                            4,991,150
                                                                     -----------

TOTAL SHORT-TERM INVESTMENTS
(COST $15,070,287)                                         2.65%      15,070,287
                                                                     -----------


TOTAL INVESTMENTS (COST $452,494,012) **                  99.64%     566,536,449


                 OTHER ASSETS LESS LIABILITIES             0.36%       2,064,667
                                                                     -----------

                 NET ASSETS                              100.00%    $568,601,116
                                                                    ------------
                                                                    ------------

* Non-income producing security.
+ Affiliates at December 31, 1996, as defined by the Investment Company Act of
  1940, those companies in which a fund holds 5% or more of the outstanding voting securities.

--------------
 TAX INFORMATION:
** For Federal income tax purposes, cost is $453,708,605 and unrealized appreciation (depreciation) of equity securities is as follows:

                  Unrealized appreciation                          $129,447,952
                  Unrealized depreciation                           (16,620,108)
                                                                   -------------
                  Net unrealized appreciation                      $112,827,844
                                                                   -------------
                                                                   -------------


      The accompanying notes are an integral part of the financial statements.

                              RCM SMALL CAP FUND
                     STATEMENT OF ASSETS AND LIABILITIES
                              DECEMBER 31, 1996



ASSETS:
 Investments in securities, at value (cost $452,494,012)
  (Note 1) . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 566,536,449
 Receivable for securities sold. . . . . . . . . . . . . . . . .     5,627,661
 Receivable for Fund shares sold . . . . . . . . . . . . . . . .     1,000,000
 Dividends receivable. . . . . . . . . . . . . . . . . . . . . .        85,658
                                                                 -------------
   Total Assets. . . . . . . . . . . . . . . . . . . . . . . . .   573,249,768
                                                                 -------------
LIABILITIES:
 Payable for Fund shares repurchased . . . . . . . . . . . . . .     3,543,022
 Payable for securities purchased. . . . . . . . . . . . . . . .       618,379
 Payable for investment management fees (Note 5) . . . . . . . .       460,702
 Due to custodian. . . . . . . . . . . . . . . . . . . . . . . .        13,876
 Payable for custodian fees. . . . . . . . . . . . . . . . . . .        12,673
                                                                 -------------
   Total Liabilities . . . . . . . . . . . . . . . . . . . . . .     4,648,652
                                                                 -------------
NET ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 568,601,116
                                                                 -------------
                                                                 -------------
NET ASSETS CONSIST OF:
 Paid in capital (Note 3). . . . . . . . . . . . . . . . . . . . $ 453,130,375
 Accumulated net realized gain on investments. . . . . . . . . .     1,428,304
 Net unrealized appreciation on investments. . . . . . . . . . .   114,042,437
                                                                 -------------
NET ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 568,601,116
                                                                 -------------
                                                                 -------------
NET ASSET VALUE PER SHARE
  ($568,601,116 DIVIDED BY 48,318,408 shares outstanding). . . .      $  11.77
                                                                 -------------
                                                                 -------------

   The accompanying notes are an integral part of the financial statements

                              RCM SMALL CAP FUND
                           STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996



INVESTMENT INCOME:
 Income:
   Dividends . . . . . . . . . . . . . . . . . . . . . . . . $  1,497,519
   Interest. . . . . . . . . . . . . . . . . . . . . . . . .      486,503
                                                             ------------
      Total income . . . . . . . . . . . . . . . . . . . . .    1,984,022
                                                             ------------
 Expenses:
   Investment management fees (Note 5) . . . . . . . . . . .    4,608,338
   Custodian fees. . . . . . . . . . . . . . . . . . . . . .       51,971
   Miscellaneous expenses. . . . . . . . . . . . . . . . . .          800
                                                             ------------
      Total expenses . . . . . . . . . . . . . . . . . . . .    4,661,109
                                                             ------------
         Net investment loss . . . . . . . . . . . . . . . .   (2,677,087)
                                                             ------------

NET REALIZED AND UNREALIZED GAIN: (NOTE 1)
 Net realized gain on investments. . . . . . . . . . . . . .  107,844,093

 Net change in unrealized appreciation on investments. . . .   29,605,875
                                                             ------------
     Net realized and unrealized gain during the year. . . .  137,449,968
                                                             ------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS . . . . $134,772,881
                                                             ------------
                                                             ------------


   The accompanying notes are an integral part of the financial statements.

                              RCM SMALL CAP FUND
                      STATEMENTS OF CHANGES IN NET ASSETS

                                             Year ended          Year ended
                                          December 31, 1996   December 31, 1995
                                          -----------------   -----------------

OPERATIONS:
 Net investment loss. . . . . . . . . . .  $  (2,677,087)        $  (978,987)
 Net realized gain on investments . . . .    107,844,093          63,212,427
 Net change in unrealized appreciation
   on investments . . . . . . . . . . . .     29,605,875          66,594,922
                                          -----------------   -----------------
 Net increase in net assets resulting
   from operations. . . . . . . . . . . .    134,772,881         128,828,362

DISTRIBUTIONS TO SHAREHOLDERS FROM:
 Net realized gain on investments
   (Note 2) . . . . . . . . . . . . . . .   (123,397,033)        (47,579,854)

NET INCREASE (DECREASE) FROM CAPITAL SHARE
 TRANSACTIONS (NOTE 3). . . . . . . . . .    147,658,599         (87,329,307)
                                          -----------------   -----------------
TOTAL INCREASE (DECREASE) IN NET ASSETS .    159,034,447          (6,080,799)

NET ASSETS:
 Beginning of year. . . . . . . . . . . .    409,566,669         415,647,468
                                          -----------------   -----------------
 End of year. . . . . . . . . . . . . . . $  568,601,116      $  409,566,669
                                          -----------------   -----------------
                                          -----------------   -----------------

   The accompanying notes are an integral part of the financial statements.

                              RCM SMALL CAP FUND
                             FINANCIAL HIGHLIGHTS


Selected data for each share of capital stock outstanding for the five years ended December 31, 1996 are as follows:

                                                            Year Ended December 31,
                                              ------------------------------------------------------
                                                  1996*(a)     1995      1994      1993      1992
                                              ------------------------------------------------------

PER SHARE OPERATING PERFORMANCE: (b)
 Net asset value, beginning of period . . . .  $  11.35     $   9.42  $  10.41   $  10.15   $   8.33
                                               --------     --------  --------   --------   --------
 Net investment income (loss) . . . . . . . .     (0.08)       (0.04)    (0.04)     (0.00)      0.03
 Net realized and unrealized gain (loss)
   on investments . . . . . . . . . . . . . .      3.82         3.21     (0.20)      0.91       1.82
                                               --------     --------  --------   --------   --------
 Net increase (decrease) in net asset value
   resulting from investment operations . . .      3.74         3.17     (0.24)      0.91       1.85
                                               --------     --------  --------   --------   --------
 Distributions:
   Net investment income. . . . . . . . . . .     (0.00)       (0.00)    (0.00)     (0.00)     (0.03)
   Net realized gain on investments . . . . .     (3.32)       (1.24)    (0.75)     (0.65)     (0.00)
                                               --------     --------  --------   --------   --------
     Total distributions. . . . . . . . . . .     (3.32)       (1.24)    (0.75)     (0.65)     (0.03)
                                               --------     --------  --------   --------   --------
NET ASSET VALUE, END OF PERIOD. . . . . . . .  $  11.77     $  11.35   $  9.42   $  10.41   $  10.15
                                               --------     --------  --------   --------   --------
                                               --------     --------  --------   --------   --------
TOTAL RETURN (c). . . . . . . . . . . . . . .     34.39%       34.08%    (2.16%)     9.20%     22.14%
                                               --------     --------  --------   --------   --------
                                               --------     --------  --------   --------   --------
RATIOS AND SUPPLEMENTAL DATA:

Average commission rate paid per share (d). .  $ 0.0538        -         -         -         -
                                               --------
                                               --------

Net assets, end of period (in 000's). . . . .  $568,601     $409,567  $415,647   $660,049   $457,994
                                               --------     --------  --------   --------   --------
                                               --------     --------  --------   --------   --------

Ratio of expenses to average net assets . . .       1.0%         1.0%      1.1%       0.9%       0.7%
                                               --------     --------  --------   --------   --------
                                               --------     --------  --------   --------   --------
Ratio of net investment income (loss) to
 average net assets . . . . . . . . . . . . .      (0.6%)       (0.2%)    (0.3%)      0.0%       0.4%
                                               --------     --------  --------   --------   --------
                                               --------     --------  --------   --------   --------

Portfolio turnover. . . . . . . . . . . . . .     117.0%        83.9%    117.7%      80.0%      72.0%
                                               --------     --------  --------   --------   --------
                                               --------     --------  --------   --------   --------

--------------------
*  Calculated using the average share method.
(a) On June 14, 1996, RCM Capital Management, L.L.C. became the investment manager (see Note 5)
(b) Stock split 12:1 at the close of business on June 17, 1996 (see Note 3). All prior period per share amounts were restated to reflect the stock split.
(c) Total return measures the change in value of an investment over the period indicated.
(d) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission rate structures may differ.

                              RCM SMALL CAP FUND
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996


1. SIGNIFICANT ACCOUNTING POLICIES

   RCM Small Cap Fund (the "Fund") is a diversified series of RCM Capital Funds, Inc. (the "Company"). The Company is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

   The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amount of assets and liabilities. Actual results may differ from these estimates.

   a.  SECURITIES VALUATIONS:

   Investment securities are stated at fair market value. Equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of business on the day the securities are being valued. If there has been no sale on such day, then the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as the Board of Directors of the Company in good faith deems appropriate to reflect its fair market value. Readily marketable securities traded only in the over-the-counter market that are not listed on the National Association of Securities Dealers, Inc. Automated Quotation System or similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors of the Company deems appropriate to reflect their fair market value. Other portfolio securities held by the Fund will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available, such securities will be valued by whatever means the Board of Directors of the Company in good faith deems appropriate to reflect their fair market value.

   Short-term investments with a maturity of 60 days or less are valued at amortized cost, which approximates market value.

   b.  SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME:

   Security transactions are recorded as of the date of purchase or sale. Realized gains and losses on security transactions are determined on the identified cost basis for both financial statement and federal income tax purposes. Interest income, foreign taxes and expenses are accrued daily. Dividends are recorded on the ex-dividend date.

   c.  FOREIGN CURRENCY TRANSACTIONS:

   The records of the Fund are maintained in U.S. dollars. Foreign currencies, investments and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of foreign securities and income and withholding taxes are translated on the respective dates of such transactions. Net realized currency gains and losses include foreign currency gains and losses between trade date and settlement date and foreign currency transactions. The Fund does not isolate that portion of foreign currency exchange fluctuation on investments from unrealized appreciation and depreciation which arises from changes in market prices. Such fluctuations are included with the net unrealized appreciation or depreciation on investments.

                              RCM SMALL CAP FUND
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    d.  FEDERAL INCOME TAXES:

    It is the policy of the Fund to comply with the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under
    Section 4982 of the Code. Therefore, no provision has been made for Federal or excise taxes on income and capital gains.

    e.  DISTRIBUTIONS:

    Distributions to shareholders are recorded by the Fund on the ex-dividend date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for losses due to wash sales.

2. DISTRIBUTIONS

   On December 17, 1996, a distribution of $3.32 per share, aggregating $123,397,033, was paid from investment operations. This per share amount consisted of $1.41 short-term capital gains and $1.91 long-term capital gains. The dividend was recorded on December 17, 1996 to shareholders of record on the same date.

3. CAPITAL SHARES

   At December 31, 1996, there were 1,000,000,000 shares of the Company's common stock authorized, at $0.0001 par value. Of this amount, 100,000,000 were classified as shares of the Fund; 300,000,000 were classified as shares of RCM Growth Equity Fund; 100,000,000 were classified as shares of RCM International Growth Equity Fund A; and 500,000,000 shares remain unclassified. As of the close of business on June 17, 1996, each outstanding share of capital stock of the Fund was split into 12 shares of capital stock, resulting in a total of 33,476,643 outstanding shares of capital stock of the Fund. Transactions in capital shares for the Fund shown below were restated to reflect the stock split:

                          CAPITAL SHARE TRANSACTIONS

                                             Year ended December 31, 1996
                                          ----------------------------------
                                               Shares            Amount
                                          ---------------    ---------------

    Shares sold. . . . . . . . . . . . . .    10,624,664        $ 145,473,916
    Shares issued in connection with
     reinvestment of distributions . . . .    10,879,522          121,959,444
    Shares repurchased . . . . . . . . . .    (9,267,406)        (119,774,761)
                                           ---------------    ---------------
    Net increase . . . . . . . . . . . . .    12,236,780        $ 147,658,599
                                           ---------------    ---------------
                                           ---------------    ---------------

                              RCM SMALL CAP FUND
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996


3.      CAPITAL SHARES (CONTINUED)

                                             Year ended December 31, 1996
                                          ----------------------------------
                                               Shares            Amount
                                          ---------------    ---------------

   Shares sold . . . . . . . . . . . . .     6,672,852       $   75,194,368
   Shares issued in connection with
    reinvestment of distributions. . . .     4,215,828           46,437,296
   Shares repurchased. . . . . . . . . .   (18,943,232)        (208,960,971)
                                          ---------------    ---------------
   Net decrease. . . . . . . . . . . . .    (8,054,552)      $  (87,329,307)
                                          ---------------    ---------------
                                          ---------------    ---------------

   At December 31, 1996, six shareholders held more than 5% of the outstanding shares of the Fund individually and 51.5% in aggregate.

4. PURCHASES AND SALES OF SECURITIES

   For the year ended December 31, 1996, purchases and sales proceeds of investment securities by the Fund, other than U.S. government obligations and short-term securities, aggregated $535,168,539 and $521,178,095, respectively. Purchases and sales/maturities of U.S. government obligations aggregated $19,967,958 and $20,000,000, respectively.

5. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

   On June 14, 1996, all of the outstanding general and limited partnership interests in the Fund's investment manager, RCM Capital Management, a California Limited Partnership ("Old RCM"), were acquired by RCM Capital Management, L.L.C. ("RCM"), a wholly owned subsidiary of Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany. Because the transaction may have constituted an "assignment" of the Fund's management agreement with Old RCM under the Investment Company Act of 1940, and thus a termination of such management agreement, the Fund sought and obtained prior approval of a new management agreement from the Company's Board of Directors and from the Fund's stockholders at a special meeting of stockholders of the Company held on May 28, 1996. The terms of the new management agreement are substantially the same as those of the previous management agreement.

   RCM manages the Fund's investments and provides various administrative services, subject to the authority of the Board of Directors. For the period from January 1, 1996 to June 30, 1996, the Fund paid investment management fees quarterly to RCM at a rate of 1/4 of 1% (approximately 1% on an annual basis) of the average net assets of the Fund during the preceding quarter. As discussed above, the stockholders approved a new investment management agreement between the Company, on behalf of the Fund, and RCM. Pursuant to this new investment management agreement, beginning July 1, 1996, the Fund pays investment management fees monthly at an annualized rate of 1.0% of the Fund's average daily net assets. For the year ended December 31, 1996, the Fund recorded investment management fees of $4,608,338.

   The RCM Capital Management Profit Sharing Plan, participation in which is limited to employees of RCM, owned 461,274 shares of the Fund on December 31, 1996.

                            RCM CAPITAL FUNDS, INC.
                          STOCKHOLDER MEETING RESULTS
                                  (UNAUDITED)

A Special Meeting of Stockholders of the RCM Capital Funds, Inc. (the "Company") was held on Tuesday, May 28, 1996. The number of shares issued, outstanding and eligible to vote as of April 18, 1996 (the "Record Date") was 7,110,217. Present were 5,477,386 shares in person or represented by proxy, or 77% of the shares outstanding on the Record Date. The matters voted upon by stockholders and the resulting votes for each matter are presented below:

1.  Each person nominated as a director was elected as set forth below:

                                        For         Withhold
                                    -----------  --------------

         Kenneth E. Scott            5,109,781       332,162
         DeWitt F. Bowman            5,245,037       196,905
         Thomas S. Foley             4,910,846       531,097
         Frank P. Greene             5,109,781       332,162
         Pamela A. Farr              5,109,781       332,162
         George G.C. Parker          5,109,781       332,162

2.  An Amendment to the Articles of Incorporation of the Company to reduce
    the par value of the shares of the Company was approved:     For: 4,849,864;
    Against: 517,895; Abstain 74,184.

3. The selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1996 was approved: For: 5,367,761; Against: 0; Abstain: 74,182.

In addition, certain matters were presented to the stockholders of the RCM Small Cap Fund (the "Fund") for approval or ratification. As of the Record Date, there were 2,950,841 shares of the Fund outstanding and eligible to vote. At the Special Meeting 2,306,393 shares were present in person or by proxy, or 78.16% of the shares outstanding on the Record Date. The matters voted upon by stockholders of the Fund and the resulting votes for each matter are presented below:

1. The new Investment Management Agreement between the Company, on behalf of the Fund, and RCM Capital Management, L.L.C. was approved: For: 2,249,677;
    Against: 0; Abstain: 43,811.

2.  Certain revisions to the investment objectives of the Fund were approved:
    For: 1,904,118; Against: 345,624; Abstain: 43,745.

3. A revision to the fundamental investment policies of the Fund regarding investment in warrants was approved: For: 1,903,958; Against: 345,746;
    Abstain: 43,783.

INVESTMENT MANAGER

RCM Capital Management, L.L.C.
Four Embarcadero Center, Suite 3000
San Francisco, California  94111


TRANSFER AND REDEMPTION AGENT

RCM Capital Trust Company
Four Embarcadero Center, Suite 2800
San Francisco, California  94111


DISTRIBUTOR

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, Massachusetts  02109


CUSTODIAN

State Street Bank and Trust Company
P.O. Box 1713
Boston, Massachusetts  02105


LEGAL COUNSEL

Paul, Hastings, Janofsky & Walker
555 South Flower Street
Los Angeles, California  90071


INDEPENDENT ACCOUNTANTS

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, Massachusetts  02109

  [LOGO]

 INTERNATIONAL GROWTH EQUITY FUND A

 ANNUAL REPORT
 DECEMBER 31, 1996

  [LOGO]

 GROWTH EQUITY FUND

 ANNUAL REPORT
 DECEMBER 31, 1996

  [LOGO]

 SMALL CAP FUND

 ANNUAL REPORT
 DECEMBER 31, 1996

                    RCM INTERNATIONAL GROWTH EQUITY FUND A
                 MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE


World stock markets showed positive returns in 1996 as the Morgan Stanley EAFE index returned 6.35%. This figure was negatively impacted by the poor performance in Japan which registered a negative 15.4% return. Without the poor performance of the Japanese markets, the EAFE Index would have returned 21.4%, which is more in line with the S&P 500 Index return of 22.96% for the same period.

The RCM International Growth Equity Fund A (the "Fund") had a portfolio return of 19.31% for the 12 months ended December 31, 1996, which exceeded the EAFE Index by 1,296 basis points. This performance, coupled with the Fund exceeding the EAFE Index by 643 basis points in 1995, provided the Fund with an exceptional two year rate of return. The Fund's secondary benchmark, comprised of 90% Morgan Stanley GDP-weighted EAFE and 10% Emerging Markets, returned 9.91% in 1995 and 7.90% in 1996.

The investment philosophy utilized by RCM Capital Management, L.L.C. ("RCM"), the Fund's investment manager, to which the Fund's strong performance can be attributed, has remained fairly consistent over the last two years and is likely to remain the same for the foreseeable future. This philosophy has led the Fund to maintain a substantial underweighting in Japanese equities throughout 1996 as RCM is of the firm view that the Japanese government has not yet dealt with significant problems in its banking system. The Fund also had a zero weighting in Japanese banks, which have been underperformers for some time. Importantly, the Fund has benefited from RCM's substantial commitment to growth stocks worldwide, and its stock selection is the most important element in the Fund's outperformance.

Growth stocks have done exceptionally well in 1995 and 1996 owing to positive liquidity conditions in the industrialized countries despite sluggish economic growth. Ample liquidity has put pressure on investors to find returns wherever they can and an increasing premium has been paid for those companies that can show above average earnings growth on a sustained basis.

The events that could produce a change in this environment would be a deterioration in the outlook for inflation, either from an acceleration in world economies or from a tightening supply of production or labor. Because we are now in our sixth year of economic expansion, fears along these lines are justifiable. However, while the U.S. economy is at the point where it could generate higher rates of inflation, it does not show any signs of doing so.

In Europe, the fiscal restraint required by the Maastricht agreement in preparation for a common currency by 1999 is offsetting the positive monetary stance taken by the Bundesbank and most other central banks. While RCM does not believe that monetary policy can continue to be as aggressive as it has been, it also does not believe that monetary restraint is imminent. Both traditional growth stocks and those that are generating growth through restructurings have performed well.

In Japan, an equally positive monetary stance is offset by fiscal restraint as the budget deficits of that country disallow anything else, but the more important restraint on economic growth comes from a severely crippled banking system that has yet to be restructured. The government is making inroads in improving its banking system, but efforts to date have not been adequate. While liquidity conditions remain positive in Japan, the stock market has been undermined by negative sentiment on the economy and a preference for bonds or foreign assets. It is interesting to note that even with a negative market environment, Japanese stocks with strong earnings growth continue to show positive rates of return.

In the rest of Asia, growth is still very high compared to the rest of the world; however, there are signs that this rapid rate of growth is beginning to put strains on these economies that are in turn likely to force moderation in the rate of expansion in the coming years. There are substantial shortages in skilled labor and there is increasing difficulty in the sheer magnitude of additional infrastructure required to maintain GDP growth of 8% or 9%. Many Asian companies do not produce the profitability required to generate the funds needed for their volume growth, so there are increasing premiums being paid for companies with high internal cash generation. RCM has emphasized these kinds of companies in the Fund's portfolio.

In Latin America, there is a cyclical economic rebound taking place with a wide range of stocks participating in these advancing markets. The value added here has been an overweighting in the region and an emphasis on high quality companies that can benefit from continued expansion in these economies.

In summary, RCM believes its investment style of focusing on high-quality growth stocks will continue to generate above-average returns. For 1997, it is RCM's challenge to maintain valuation disciplines to ensure that the Fund maintains a portfolio whose growth potential has not been fully discounted by the market place. RCM's extensive research resources and Grassroots effort have helped it continue to generate new ideas and it sees this as a distinct advantage in the coming year.

RCM INTERNATIONAL GROWTH EQUITY FUND A
PERFORMANCE SUMMARY
-------------------------------------------------------------------------------
        [GRAPH]

             PERFORMANCE FROM COMMENCEMENT OF OPERATIONS

                 FUND         EAFE               90%/10%
12/28/94         50,000       50,000             50,000
                 47,772       48,090             48,330
                 47,881       47,965             48,172
 3/31/95         50,264       50,972             50,182
                 52,453       52,904             52,443
                 52,815       52,285             52,282
 6/30/95         54,230       51,381             51,789
                 57,845       54,590             54,975
                 57,095       52,520             52,795
 9/30/95         58,320       53,560             53,350
                 57,440       52,140             51,770
                 57,605       53,605             52,680
12/31/95         58,995       55,770             54,955
                 60,630       56,010             55,990
                 61,355       56,215             56,065
 3/31/96         63,240       57,420             56,795
                 65,480       59,105             58,635
                 66,315       58,030             57,850
 6/30/96         66,766       58,370             58,318
                 64,611       56,677             56,429
                 65,541       56,813             56,563
 9/30/96         67,021       58,336             58,030
                 66,510       57,753             57,321
                 69,318       60,063             59,641
12/31/96         70,391       59,306             59,303


             PERFORMANCE FROM FIRST PUBLIC OFFERING

                 FUND         EAFE               90%/10%
 5/22/95         50,000       50,000             50,000
                 52,900       52,000             51,779
                 51,160       50,800             50,712
 6/30/95         52,535       49,921             50,234
                 56,035       53,040             53,320
                 55,310       51,030             51,210
 9/30/95         56,495       52,040             51,745
                 55,645       50,660             50,215
                 55,805       52,085             51,095
12/31/95         57,150       54,190             53,305
                 58,735       54,425             54,310
                 59,435       54,620             54,385
 3/31/96         61,270       55,795             55,090
                 63,430       57,430             56,875
                 64,240       56,385             56,110
 6/30/96         64,677       56,720             56,560
                 62,105       55,075             54,728
                 63,490       55,207             54,858
 9/30/96         64,924       56,687             56,281
                 64,429       56,120             55,594
                 67,149       58,365             57,844
12/31/96         68,189       57,629             57,516


PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

The charts above show the performance of the RCM International Growth Equity Fund A versus the Morgan Stanley Capital International Europe, Australia, Far East Index (MSCI-EAFE)+ and a custom index including 90% of MSCI-EAFE and 10% Morgan Stanley Capital International Emerging Markets Free Index (MSCI-EMF)++. The charts represent cumulative returns of 40.78%+ and 36.38%+ for the Fund from December 28, 1994* to December 31, 1996 and from May 22, 1995** to December 31, 1996, respectively. The charts assume a hypothetical $50,000 minimum initial investment in the Fund and reflect all Fund expenses.

AVERAGE ANNUAL TOTAL RETURNS+
DECEMBER 31,1996

                 LIFE OF FUND
               Annualized since
            ----------------------
1 YEAR      12/28/94*    5/22/95**
------      ---------    ---------
19.31%       18.57%        21.29%

The data above represents past performance of the Fund, and may not be indicative of future results. The investment return and principal value of an investment in the Fund will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

--------------
+ Returns assume reinvestment of all dividends and capital gains distributions at net asset value.
*  The Fund commenced operations on December 28, 1994.
** The Fund's shares were first offered to the public on May 22, 1995.
+ The MSCI-EAFE Index is an arithmetic, market value-weighted average of the performance of over 900 securities listed on the stock exchanges of countries in Europe, Australia, and the Far East. The index is calculated on a total return basis, which includes reinvestment of gross dividends before deduction of withholding taxes.
++ The MSCI-EMF Index includes only those countries open to non-local investors. The index is currently calculated on a price-only basis without dividends reinvested.

                          REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders of RCM International Growth Equity Fund A and
Board of Directors of RCM Capital Funds, Inc:

We have audited the accompanying statement of assets and liabilities of RCM International Growth Equity Fund A (the "Fund"), including the statement of investments in securities and net assets, as of December 31, 1996, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RCM International Growth Equity Fund A as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

                                  Coopers & Lybrand L.L.P.


Boston, Massachusetts
February 20, 1997

                          This page intentionally left blank

                    RCM INTERNATIONAL GROWTH EQUITY FUND A
                   INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996

                                                                     % OF
  SHARES     COUNTRY            EQUITY INVESTMENTS                 NET ASSETS       MARKET VALUE
----------   -------     -------------------------------------    -----------      --------------

CONSUMER DURABLES SECTOR                                               4.3%

                         AUTOMOTIVE RELATED                            2.9%

   12,000     SWDN       Autoliv AB                                                  $   526,107
    2,325      GER       Volkswagen AG                                                   966,987
                                                                                     -----------
                                                                                       1,493,094
                                                                                     -----------
                         OTHER CONSUMER DURABLES                       1.4%

   29,000      JPN       Matsushita Kotobuki Electronics                                 756,239

CONSUMER NON-DURABLES SECTOR                                          25.8%

                         BEVERAGE AND TOBACCO                          6.8%

   21,400     NETH       Grolsch NV                                                      830,466
  149,000     INDO       H. M. Sampoerna                                                 794,835
   20,500      MEX       Pan American Beverages Inc. Class A                             960,938
   10,700      FR        Seita                                                           447,509
  151,000     SWDN       Swedish Match AB *                                              531,386
                                                                                     -----------
                                                                                       3,565,134
                                                                                     -----------
                         FOOD AND FOOD PROCESSING                      5.0%

  141,750     MEX        Gruma S.A. de C.V. *                                            864,329
   15,900     JPN        Hokuto Corp.                                                    698,826
    5,850      FR        Lambert Dodard Chancereul SA                                  1,047,441
                                                                                     -----------
                                                                                       2,610,596
                                                                                     -----------
                         GENERAL RETAIL                                5.4%

   23,000     JPN        Credit Saison Co., Ltd.                                         514,377
   68,100     UK         Next PLC                                                        663,850
   33,400    BRZL        Pao de Acucar 144A GDR +                                        594,649
    7,000     JPN        Ryohin Keikaku                                                  519,817
   25,000    CHLE        Santa Isabel S A   ADR                                          565,625
                                                                                     -----------
                                                                                       2,858,318
                                                                                     -----------
                         HOUSEHOLD/RELATED NON-DURABLES                4.6%

   5,000     GER         Adidas AG                                                       432,155
  25,000     MEX         Kimberly Clark de Mexico, S.A. de C.V.                          485,264
  20,300     US          Nu Skin Asia Pacific Inc. *                                     626,763
     250     SWTZ        SMH Swiss Corp. for Microelectronics                            154,090
                           and Watchmaking Industrie
  44,000     SWTZ        Tag Heuer International SA *                                    709,500
                                                                                     -----------
                                                                                       2,407,772
                                                                                     -----------


  The accompanying notes are an integral part of the financial statements.


                                     Page 6

                    RCM INTERNATIONAL GROWTH EQUITY FUND A
                   INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996

                                                                     % OF
  SHARES     COUNTRY            EQUITY INVESTMENTS                 NET ASSETS       MARKET VALUE
----------   -------     -------------------------------------    -----------      --------------

                         LEISURE TIME PRODUCTS/SERVICES                4.0%

   25,000     JPN        NAMCO                                                       $   766,341
    7,600     JPN        Nintendo Corp. Ltd.                                             544,029
   25,000     JPN        Skylark Co.                                                     382,091
    5,000     FR         Salomon S.A.                                                    428,833
                                                                                     -----------
                                                                                       2,121,294
                                                                                     -----------
CYCLICAL/CAPITAL GOODS SECTOR                                         13.3%

                         BUILDING AND CONSTRUCTION                     4.1%

1,815,000    PHIL        Belle Corporation *                                             503,783
  746,850    PHIL        C & P Homes Inc.                                                383,364
   82,000     HK         Cheung Kong Holdings Ltd.                                       728,877
    8,014    NETH        Hunter Douglas N.V.                                             540,765
                                                                                     -----------
                                                                                       2,156,789
                                                                                     -----------
                         CHEMICALS AND TEXTILES                        3.3%

   23,000    GER         Hoechst AG                                                    1,086,626
   12,000    CHLE        Sociedad Quimica y Minera de Chile SA                           649,500
                                                                                     -----------
                                                                                       1,736,126
                                                                                     -----------
                         ELECTRICAL EQUIPMENT                          2.3%

   26,000    JPN         Alpine Electronics, Inc                                         415,335
    8,100    JPN         Hirose Electric Co., Ltd.                                       469,312
    5,000    JPN         Riso Kagaku                                                     321,216
                                                                                     -----------
                                                                                       1,205,863
                                                                                     -----------
                         INDUSTRIAL EQUIPMENT                          1.9%

   32,500     UK         Powerscreen International PLC                                   314,588
   44,000     NOR        Tomra Systems A/S                                               679,487
                                                                                     -----------
                                                                                         994,075
                                                                                     -----------
                         RAW AND BASIC MATERIALS                       1.1%

    4,600     GER        SGL Carbon AG 144A +                                            579,932

                         TRANSPORTATION SERVICES                       0.6%

   37,156     UK         BAA PLC                                                         308,095


  The accompanying notes are an integral part of the financial statements.


                                     Page 7

                    RCM INTERNATIONAL GROWTH EQUITY FUND A
                   INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996

                                                                     % OF
  SHARES     COUNTRY            EQUITY INVESTMENTS                 NET ASSETS       MARKET VALUE
----------   -------     -------------------------------------    -----------      --------------

ENERGY SECTOR                                                          2.0%

                         OIL AND RELATED SERVICES                      2.0%

   50,394      UK        British Petroleum Co., PLC                                  $   604,348
    3,300      UK        British Petroleum Co., PLC ADR                                  467,561
                                                                                     -----------
                                                                                       1,071,909
                                                                                     -----------
HEALTH CARE SECTOR                                                    10.5%
                         DRUGS & HOSPITAL SERVICES                     9.1%

   12,000     CAN        Biochem Pharma Inc. *                                           603,000
   30,250      UK        Glaxo Wellcome PLC                                              492,333
    8,000      UK        Glaxo Wellcome PLC Sponsored ADR                                256,456
   16,000      US        Pharmacia & Upjohn Inc.                                         634,000
       50     SWTZ       Roche Holdings Ltd.                                             389,055
   18,000      UK        Smithkline Beecham PLC  (ADR)                                 1,224,000
   10,800      FR        Synthelabo                                                    1,167,736
                                                                                     -----------
                                                                                       4,766,580
                                                                                     -----------
                         HEALTH CARE SERVICES                          1.4%

   14,800     JPN        Nichii Gakken Co.                                               738,658

INTEREST SENSITIVE SECTOR                                              9.6%

                         BANKING                                       5.9%

   19,000    ITLY        Banca Popolare Di Bergamo                                       313,118
    9,000     SPN        Banco Bilbao Vizcaya, S.A.                                      485,962
   23,000     IRE        Bank of Ireland                                                 210,022
   16,000     GER        Bayerische Hypotheken-und Wechsel-Bank AG                       484,014
   96,800     HK         Dah Sing Financial Holdings, Ltd.                               392,982
   23,098     UK         HSBC Holdings PLC                                               494,243
   34,208     UK         Lloyds TSB Group PLC                                            252,589
   28,000    SWDN        Sparbanken Sverige AB                                           480,359
                                                                                     -----------
                                                                                       3,113,289
                                                                                     -----------
                         GENERAL FINANCE                               2.4%

   14,000    CAN         Newcourt Credit Group Inc. *                                    483,605
   10,700    JPN         Nichiei Co., Ltd.                                               789,958
                                                                                     -----------
                                                                                       1,273,563
                                                                                     -----------
                         INSURANCE                                     0.9%

    7,000    SPN         Mapfre Vida Seguros                                             485,269


  The accompanying notes are an integral part of the financial statements.


                                     Page 8

                    RCM INTERNATIONAL GROWTH EQUITY FUND A
                   INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996

                                                                     % OF
  SHARES     COUNTRY            EQUITY INVESTMENTS                 NET ASSETS       MARKET VALUE
----------   -------     -------------------------------------    -----------      --------------

                         UTILITIES                                     0.4%

    3,800      GER       Veba AG                                                     $   219,782

SERVICES/MEDIA SECTOR                                                 12.5%

                         BUSINESS AND FOOD SERVICES                    4.1%

      750      SWTZ      Adecco SA                                                       188,270
   12,500       UK       Danka Business Systems PLC Sponsored ADR                        442,188
  105,000      CAN       Philip Environmental Inc. *                                   1,522,500
                                                                                     -----------
                                                                                       2,152,958
                                                                                     -----------
                         COMMUNICATION SERVICES                        5.2%

  114,000      UK        Cable & Wireless PLC                                            953,092
    3,000     NOR        Nera AS                                                         128,510
    5,500     NOR        Nera AS ADR                                                     233,750
   83,000     JPN        Nippon Denwa Shisetsu                                           766,860
   24,250      UK        Orange PLC  (ADR) *                                             388,000
    2,000     CZK        SPT Telecom S A *                                               248,998
                                                                                     -----------
                                                                                       2,719,210
                                                                                     -----------
                         MEDIA SERVICES                                3.2%

   30,000     UK         Bell Cablemedia PLC *                                           465,000
  163,000     UK         General Cable PLC *                                             544,543
   36,400     UK         Reed International PLC                                          684,722
                                                                                     -----------
                                                                                       1,694,265
                                                                                     -----------
TECHNOLOGY SECTOR                                                     14.7%

                         COMPUTERS AND OFFICE EQUIPMENT                0.8%

   18,700     JPN        Canon Sales Co., Inc.                                           416,596

                         ELECTRONICS AND NEW TECHNOLOGY               11.2%

   11,000     JPN        Advantest Corp.                                                 515,759
   32,230     SWDN       Ericsson LM Telephone Co.                                       997,160
   43,000     THAI       Hana Microelectronics Public Co. *                              221,321
   58,000     JPN        NEC Corp. *                                                     701,148
   15,000     CAN        Newbridge Networks Corp. *                                      423,750
   16,200     FIN        Nokia Corp. A                                                   939,600
    5,820     KOR        Samsung Electronics Co. *                                       354,125
    7,100      FR        SGS Thomson Microelectronics N.V.*                              497,000
   15,800     JPN        Shinko Electric Industries                                      514,342


  The accompanying notes are an integral part of the financial statements.


                                     Page 9

                    RCM INTERNATIONAL GROWTH EQUITY FUND A
                   INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996

                                                                     % OF
  SHARES     COUNTRY            EQUITY INVESTMENTS                 NET ASSETS       MARKET VALUE
----------   -------     -------------------------------------    -----------      --------------

                         ELECTRONICS AND NEW TECHNOLOGY
                         (CONTINUED)

   10,800     JPN        Sony Corp.                                                  $   707,815
                                                                                     -----------
                                                                                       5,872,020
                                                                                     -----------
                         TECHNOLOGY SERVICES                           2.7%

   26,596     NETH       Getronics N.V.                                                  722,475
   17,700     SWDN       Intentia International AB *                                     264,725
   24,000      UK        SEMA Group PLC *                                                448,175
                                                                                     -----------
                                                                                       1,435,375
                                                                                     -----------
TOTAL EQUITY INVESTMENTS
(COST $41,400,163)                                                    92.7%           48,752,801
                                                                                     -----------
SHORT-TERM INVESTMENTS

                         MONEY MARKET FUNDS                            4.5%

2,400,000                SSgA Short-Term U.S. Government Money Market Fund             2,400,000

 Principal               COMMERCIAL PAPER                              2.5%
-----------

$1,300,000               Ford Motor Credit Company, 5.5% maturing 01/07/97             1,298,808
                                                                                     -----------

TOTAL SHORT-TERM INVESTMENTS                                           7.0%
(COST $3,698,808)                                                                      3,698,808
                                                                                     -----------
TOTAL INVESTMENTS (COST $45,098,971) **                               99.7%           52,451,609

                         OTHER ASSETS LESS LIABILITIES                 0.3%              153,340
                                                                                     -----------
                         NET ASSETS                                  100.0%          $52,604,949
                                                                                     -----------
                                                                                     -----------

*   Non-income producing security.
+ Security is registered pursuant to Rule 144A of the Securities Act of 1933 and may be deemed to be restricted for resale purposes.


----------------
TAX INFORMATION:
** For Federal income tax purposes, cost is $45,262,791 and unrealized appreciation (depreciation) of equity securities is as follows:

         Unrealized appreciation                 $8,143,592
         Unrealized depreciation                   (954,774)
                                                 ----------
         Net unrealized appreciation              7,188,818
                                                 ----------
                                                 ----------


  The accompanying notes are an integral part of the financial statements.

                   RCM INTERNATIONAL GROWTH EQUITY FUND A
                  INVESTMENTS IN SECURITIES AND NET ASSETS
                             DECEMBER 31, 1996


The Fund's investments in securities at December 31, 1996 categorized by country:

                                               % of Net Assets
                                ----------------------------------------------
                                                   SHORT TERM
         COUNTRY                  EQUITIES          AND OTHER            TOTAL
         -------                  --------         ----------            -----
         Brazil                     1.1%                                  1.1%
         Canada                     5.8%                                  5.8%
         Chile                      2.3%                                  2.3%
         Czech Republic             0.5%                                  0.5%
         Finland                    1.8%                                  1.8%
         France                     6.8%                                  6.8%
         Germany                    7.2%                                  7.2%
         Hong Kong                  2.1%                                  2.1%
         Indonesia                  1.5%                                  1.5%
         Ireland                    0.4%                                  0.4%
         Italy                      0.6%                                  0.6%
         Japan                     20.0%                                 20.0%
         Korea                      0.7%                                  0.7%
         Mexico                     4.4%                                  4.4%
         Netherlands                4.0%                                  4.0%
         Norway                     2.0%                                  2.0%
         Philippines                1.7%                                  1.7%
         Spain                      1.8%                                  1.8%
         Sweden                     5.3%                                  5.3%
         Switzerland                2.7%                                  2.7%
         Thailand                   0.4%                                  0.4%
         United Kingdom            17.2%                                 17.2%
         United States              2.4%              7.3%                9.7%
                                  --------         ----------           ------
           Total                   92.7%              7.3%              100.0%
                                  --------         ----------           ------
                                  --------         ----------           ------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                            DECEMBER 31, 1996

                          Face Value     Date    Contract Price     Appreciation
                          ----------     ----    --------------     ------------
Sale:
    Japanese Yen         228,000,000   2/24/97      105.8200          $170,411
                                                                    ------------
      Total open forward foreign currency contracts (Note 1)          $170,411
                                                                    ------------
                                                                    ------------


   The accompanying notes are an integral part of the financial statements.

                   RCM INTERNATIONAL GROWTH EQUITY FUND A
                    STATEMENT OF ASSETS AND LIABILITIES
                            DECEMBER 31, 1996


ASSETS:
  Investments in securities, at value (cost $45,098,971) (Note 1)   $52,451,609
  Foreign currency, at value (cost $566,335)                            583,730
  Cash                                                                   58,814
  Receivable for Fund shares sold                                     1,900,000
  Receivable for open forward foreign currency contract (Note 1)        170,411
  Dividends, dividend reclaims and other receivables                     47,855
  Prepaid assets                                                         10,125
                                                                    -----------
    Total Assets                                                     55,222,544
                                                                    -----------
LIABILITIES:
  Payable for investments purchased                                   2,452,641
  Payable for investment management fees (Note 6)                        42,943
  Payable for professional fees                                          50,822
  Payable for Directors' fees (Note 7)                                   22,000
  Payable for custodian fees                                             14,325
  Payable for accounting fees                                            12,000
  Payable for printing expenses                                          10,592
  Payable for miscellaneous expenses                                      7,020
  Payable for registration and filing fees                                5,252
                                                                    -----------
    Total Liabilities                                                 2,617,595
                                                                    -----------
NET ASSETS                                                          $52,604,949
                                                                    -----------
                                                                    -----------
NET ASSETS CONSIST OF:
  Paid in capital (Note 4)                                          $45,056,079
  Distributions in excess of net investment income                     (154,461)
  Accumulated net realized gain on investments and foreign
    currency transactions                                               181,899
  Net unrealized appreciation on forward foreign currency contracts
    and foreign currency transactions                                   168,794
  Net unrealized appreciation on investments                          7,352,638
                                                                     -----------
NET ASSETS                                                           $52,604,949
                                                                     -----------
                                                                     -----------
NET ASSET VALUE PER SHARE
  ($52,604,949 DIVIDED BY 4,136,905 shares outstanding)                 $  12.72
                                                                     -----------
                                                                     -----------


   The accompanying notes are an integral part of the financial statements.

                   RCM INTERNATIONAL GROWTH EQUITY FUND A
                          STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996


INVESTMENT INCOME:
  Income:
    Dividends (net of foreign withholding tax of $64,821)            $  522,354
    Interest                                                             21,476
                                                                     ----------
      Total income                                                      543,830
                                                                     ----------

  Expenses:
    Investment management fees (Note 6)                                 313,342
    Custodian fees                                                       58,212
    Accounting fees                                                      48,000
    Directors' fees (Note 7)                                             43,500
    Audit fees                                                           27,500
    Insurance expenses                                                   12,000
    Printing expenses                                                    12,000
    Miscellaneous expenses                                                3,833
                                                                     ----------
      Total expenses before reimbursements                              518,387
    Expenses reimbursed by investment manager (Note 6)                 (105,743)
                                                                     ----------
      Total net expenses                                                412,644
                                                                     ----------
        Net investment income                                           131,186
                                                                     ----------

NET REALIZED AND UNREALIZED GAIN: (NOTE1)
  Net realized gain on investments                                    2,790,022
  Net realized gain on forward foreign currency contracts
    and foreign currency transactions                                   519,839
                                                                     ----------
      Net realized gain                                               3,309,861
                                                                     ----------
  Net change in unrealized appreciation on forward foreign
    currency contracts and foreign currency transactions                 12,511
  Net change in unrealized appreciation on investments                3,719,721
                                                                     ----------
      Net unrealized appreciation                                     3,732,232
                                                                     ----------

      Net realized and unrealized gain during the year                7,042,093
                                                                     ----------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                 $7,173,279
                                                                     ----------
                                                                     ----------


   The accompanying notes are an integral part of the financial statements.

                   RCM INTERNATIONAL GROWTH EQUITY FUND A
                    STATEMENTS OF CHANGES IN NET ASSETS


                                                                      Year ended          Year ended
                                                                   December 31, 1996   December 31, 1995
                                                                   -----------------   -----------------

OPERATIONS:
  Net investment income                                               $   131,186          $   342,790
  Net realized gain on investments, forward foreign
    currency contracts and foreign currency
    transactions                                                        3,309,861              547,893
  Net change in unrealized appreciation on
    investments, forward foreign currency contracts
    and foreign currency transactions                                   3,732,232            3,796,450
                                                                   -----------------   -----------------

  Net increase in net assets resulting from operations                  7,173,279            4,687,133

DISTRIBUTIONS TO SHAREHOLDERS FROM: (NOTE 2)
  Net investment income                                                  (558,945)            (320,285)
  Net realized gain on investments                                     (3,074,200)            (369,783)

NET INCREASE FROM CAPITAL SHARES TRANSACTIONS (NOTE 4)                 14,718,007            5,346,067
                                                                   -----------------   -----------------

TOTAL INCREASE IN NET ASSETS                                           18,258,141            9,343,132

NET ASSETS:
   Beginning of year                                                   34,346,808           25,003,676
                                                                   -----------------   -----------------
   End of year *                                                      $52,604,949          $34,346,808
                                                                   -----------------   -----------------
                                                                   -----------------   -----------------


--------------
* Includes distributions in excess of net investment
    income of                                                         $  (154,461)          $  (64,136)
                                                                   -----------------   -----------------
                                                                   -----------------   -----------------

                   RCM INTERNATIONAL GROWTH EQUITY FUND A
                            FINANCIAL HIGHLIGHTS

Selected data for each share of capital stock outstanding are as follows:

                                                                                                                  December 28, 1994
                                                                                                                    (commencement
                                                     Year ended                         Year ended                of operations) to
                                                    December 31, 1996 * (a)          December 31, 1995            December 31, 1994
                                                    -----------------------          -----------------            -----------------

PER SHARE OPERATING PERFORMANCE: (B)
    Net asset value, beginning of period                   $  11.56                      $  10.00                     $  10.00
                                                           --------                      --------                     --------
    Net investment income                                      0.04  (c)                     0.12  (c)                    0.00
    Net realized and unrealized gain (loss)
      on investments                                           2.16                          1.68                        (0.00)
                                                           --------                      --------                     --------
    Net increase in net asset value
      resulting from investment operations                     2.20                          1.80                         0.00
                                                           --------                      --------                     --------
    Distributions:
      Net investment income                                   (0.16)                        (0.11)                       (0.00)
      Net realized gain on investments                        (0.88)                        (0.13)                       (0.00)
                                                           --------                      --------                     --------
        Total distributions                                   (1.04)                        (0.24)                       (0.00)
                                                           --------                      --------                     --------
NET ASSET VALUE, END OF PERIOD                             $  12.72                      $  11.56                     $  10.00
                                                           --------                      --------                     --------
                                                           --------                      --------                     --------

TOTAL RETURN **                                               19.31%                        17.98%                        0.01%
                                                           --------                      --------                     --------
                                                           --------                      --------                     --------
RATIOS AND SUPPLEMENTAL DATA:

Average commission rate paid per share (d)                $  0.0179                            -                            -
                                                           --------
                                                           --------
Net assets, end of period (in 000's)                      $  52,605                     $  34,347                     $ 25,004
                                                           --------                      --------                     --------
                                                           --------                      --------                     --------
Ratio of expenses to average net assets                        0.99% (c)                     0.75% (c)                    0.00% ***
                                                           --------                      --------                     --------
                                                           --------                      --------                     --------
Ratio of net investment income to
  average net assets                                           0.32% (c)                     1.19% (c)                    0.01% ***
                                                           --------                      --------                     --------
                                                           --------                      --------                     --------

Portfolio turnover                                            119.1%                         87.4%                        0.00% ***
                                                           --------                      --------                     --------
                                                           --------                      --------                     --------

--------------------------
(a) On June 14, 1996, RCM Capital Management, L.L.C. became the investment manager (see Note 6).
(b) Stock split 10:1 at the close of business on June 17, 1996 (see Note 4). All prior period per share amounts were restated to reflect the stock split.
(c) Includes reimbursement by the Fund's investment manager of investment management fees and other expenses equal to $0.03* and $0.03 per share for the years ended December 31, 1996 and 1995, respectively. Without such reimbursement, the ratio of expenses would have been 1.25% and 1.11%, respectively, and the ratio of net investment income to average net assets would have been 0.06% and 0.83%, respectively.
(d) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission rate structures may differ.
*   Calculated using the average share method.
** Total return measures the change in value of an investment over the period indicated.
*** Not annualized. Fund was in operation for four days, ratios are not meaningful.

                      RCM INTERNATIONAL GROWTH EQUITY FUND A
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


1.  SIGNIFICANT ACCOUNTING POLICIES

    RCM International Growth Equity Fund A (the "Fund") is a non-diversified series of RCM Capital Funds, Inc. (the "Company"). The Company is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

    The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amount of assets and liabilities. Actual results may differ from these estimates.

    a.  SECURITIES VALUATIONS:

    Investment securities are stated at fair market value. Equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of business on the day the securities are being valued. If there has been no sale on such day, then the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as the Board of Directors of the Company in good faith deems appropriate to reflect its fair market value. Readily marketable securities traded only in the over-the-counter market that are not listed on the National Association of Securities Dealers, Inc. Automated Quotation System or similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors of the Company deems appropriate to reflect their fair market value. Other portfolio securities held by the Fund will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available, such securities will be valued by whatever means the Board of Directors of the Company in good faith deems appropriate to reflect their fair market value.

    Short-term investments with a maturity of 60 days or less are valued at amortized cost, which approximates market value.

    b.  SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME:

    Security transactions are recorded as of the date of purchase or sale. Realized gains and losses on security transactions are determined on the identified cost basis for both financial statement and federal income tax purposes. Interest income, foreign taxes and expenses are accrued daily. Dividends are recorded on the ex-dividend date.

    c.  FOREIGN CURRENCY TRANSACTIONS:

    The records of the Fund are maintained in U.S. dollars. Foreign currencies, investments and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of foreign securities and income and withholding taxes are translated on the respective dates of such transactions. Net realized currency gains and losses include foreign currency gains and losses between trade date and settlement date and foreign currency transactions. The Fund does not isolate that portion of foreign currency exchange fluctuation on investments from unrealized appreciation and depreciation which arises from changes in market prices. Such fluctuations are included with the net unrealized appreciation or depreciation on investments.

                      RCM INTERNATIONAL GROWTH EQUITY FUND A
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996



1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    d.  FORWARD FOREIGN CURRENCY CONTRACTS:

    A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The Fund may enter into Forwards in order to hedge foreign currency risk associated with its portfolio securities or for other risk management or investment purposes. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in market value is recorded by the Fund as an unrealized appreciation or depreciation. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The portfolio could be exposed to risk of loss if the counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably.

    e.  FEDERAL INCOME TAXES:

    It is the policy of the Fund to comply with the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under
    Section 4982 of the Code. Therefore, no provision has been made for Federal or excise taxes on income and capital gains.

    f.  DISTRIBUTIONS:

    Distributions to shareholders are recorded by the Fund on the ex-dividend date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for losses due to wash sales, passive foreign investment companies and foreign currency transactions.

2.  DISTRIBUTIONS

    On December 17, 1996, a distribution of $1.04 per share, aggregating $3,633,145, was paid from investment operations. This per share amount consisted of $0.16 net investment income, $0.35 short-term capital gains and $0.53 long-term capital gains. The dividend was recorded on December 17, 1996 to shareholders of record on the same date.

3.  INVESTMENT IN FOREIGN SECURITY AND CURRENCY

    Investing in foreign equity securities and currency transactions involves significant risks, some of which are not typically associated with investments of domestic origin. The Fund's investments in foreign and emerging markets will subject the Fund to the risk of foreign currency exchange rate fluctuations, perceived credit risk and adverse economic and political developments.

                      RCM INTERNATIONAL GROWTH EQUITY FUND A
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


4.  CAPITAL SHARES

    At December 31, 1996, there were 1,000,000,000 shares of the Company's common stock authorized, at $0.0001 par value. Of this amount, 100,000,000 were classified as shares of the Fund; 300,000,000 were classified as shares of RCM Growth Equity Fund; 100,000,000 were classified as shares of RCM Small Cap Fund; and 500,000,000 shares remain unclassified. As of the close of business on June 17, 1996, each outstanding share of capital stock of the Fund was split into 10 shares of capital stock, resulting in a total of 3,080,990 outstanding shares of the capital stock of the Fund. Transactions in capital shares of the Fund shown below were restated to reflect the stock split:


                          CAPITAL SHARE TRANSACTIONS

                                                  Year ended December 31, 1996
                                                  ----------------------------
                                                     Shares           Amount
                                                  ------------     -----------
Shares sold                                         958,208        $12,239,598
Shares issued in connection with reinvestment
  of distributions                                  293,007          3,621,573
Shares repurchased                                  (86,083)        (1,143,164)
                                                  ------------     -----------
Net increase                                      1,165,132        $14,718,007
                                                  ------------     -----------
                                                  ------------     -----------

                                                  Year ended December 31, 1995
                                                  ----------------------------
                                                     Shares           Amount
                                                  ------------     -----------
Shares sold                                         414,880        $ 4,700,579
Shares issued in connection with reinvestment
  of distributions                                   60,800            690,068
Shares repurchased                                   (3,910)           (44,580)
                                                  ------------     -----------
Net increase                                        471,770         $5,346,067
                                                  ------------     -----------
                                                  ------------     -----------

    At December 31, 1996, two shareholders held more than 5% of the outstanding shares of the Fund individually and 76% in aggregate.

5.  PURCHASES AND SALES OF SECURITIES

    For the year ended December 31, 1996, purchases and sales proceeds of investment securities by the Fund, other than U.S. government obligations and short-term securities, aggregated $56,751,715 and $47,324,177, respectively. There were no purchases or sales of U.S. government obligations by the Fund during the year.

6.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

    On June 14, 1996, all of the outstanding general and limited partnership interests in the Fund's investment manager, RCM Capital Management, a California Limited Partnership ("Old RCM"), were acquired by RCM Capital Management, L.L.C. ("RCM"), a wholly owned subsidiary of Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany. Because the transaction may have constituted an "assignment" of the Fund's management agreement with Old RCM under the Investment Company Act of 1940, and thus a termination of

                      RCM INTERNATIONAL GROWTH EQUITY FUND A
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


6.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (CONTINUED)

    such management agreement, the Fund sought and obtained prior approval of a new management agreement from the Company's Board of Directors and from the Fund's stockholders at a special meeting of stockholders of the Company held on May 28, 1996. The terms of the new management agreement are substantially the same as those of the previous management agreement.

    RCM manages the Fund's investments and provides various administrative services, subject to the authority of the Board of Directors. For the period from January 1, 1996 to June 30, 1996, the Fund paid investment management fees quarterly to RCM at a rate of 1/4 of 0.75% (approximately 0.75% on an annual basis) of the average net assets of the Fund during the current quarter. As discussed above, the stockholders approved a new investment management agreement between the Company, on behalf of the Fund, and RCM. Pursuant to this new investment management agreement, beginning July 1, 1996, the Fund pays investment management fees monthly to RCM at an annualized rate of 0.75% of the Fund's average daily net assets. For the year ended December 31, 1996, the Fund recorded investment management fees of $313,342. RCM has voluntarily agreed to pay the Fund on a quarterly basis (from January 1, 1996 to June 30, 1996) and on a monthly basis (beginning from July 1, 1996) the amount, if any, by which certain ordinary operating expenses of the Fund exceed the annualized rate of 1% of the Fund's average daily net assets. For the year ended December 31, 1996, RCM reimbursed Fund operating expenses totaling $105,743.

    The RCM Capital Management Profit Sharing Plan, participation in which is limited to employees of RCM, owned 357,424 shares of the Fund on December 31, 1996.

7.  DIRECTORS' FEES

    The Fund pays each of its Directors who is not an interested person of the Fund $6,000 annually plus $1,000 for each meeting of the board or any committee thereof attended by the Director.

                             RCM CAPITAL FUNDS, INC.
                          STOCKHOLDER MEETING RESULTS
                                  (UNAUDITED)

A Special Meeting of Stockholders of the RCM Capital Funds, Inc. (the "Company") was held on Tuesday, May 28, 1996. The number of shares issued, outstanding and eligible to vote as of April 18, 1996 (the "Record Date") was 7,110,217. Present were 5,477,386 shares in person or represented by proxy, or 77% of the shares outstanding on the Record Date. The matters voted upon by stockholders and the resulting votes for each matter are presented below:

1.  Each person nominated as a director was elected as set forth below:

                                         For        Withhold
                                       --------     --------
              Kenneth E. Scott         5,109,781     332,162
              DeWitt F. Bowman         5,245,037     196,905
              Thomas S. Foley          4,910,846     531,097
              Frank P. Greene          5,109,781     332,162
              Pamela A. Farr           5,109,781     332,162
              George G.C. Parker       5,109,781     332,162

2. An Amendment to the Articles of Incorporation of the Company to reduce the par value of the shares of the Company was approved: For: 4,849,864;
    Against: 517,895; Abstain 74,184.

3. The selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1996 was approved: For: 5,367,761; Against: 0; Abstain: 74,182.

In addition, certain matters were presented to the stockholders of the RCM International Growth Equity Fund A (the "Fund") for approval or ratification. As of the Record Date, there were 307,063 shares of the Fund outstanding and eligible to vote. At the Special Meeting 306,241 shares were present in person or by proxy, or 99.7% of the shares of outstanding on the Record Date. The matter voted upon by stockholders of the Fund and the resulting votes for the matter are presented below:

1. The new Investment Management Agreement between the Company, on behalf of the Fund, and RCM Capital Management, L.L.C. was approved: For: 289,790;
    Against: 0; Abstain: 101.

INVESTMENT MANAGER

RCM Capital Management, L.L.C.
Four Embarcadero Center, Suite 3000
San Francisco, California  94111


TRANSFER AND REDEMPTION AGENT

RCM Capital Trust Company
Four Embarcadero Center, Suite 2800
San Francisco, California  94111


DISTRIBUTOR

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, Massachusetts  02109


CUSTODIAN

State Street Bank and Trust Company
P.O. Box 1713
Boston, Massachusetts  02105


LEGAL COUNSEL

Paul, Hastings, Janofsky & Walker
555 South Flower Street
Los Angeles, California  90071


INDEPENDENT ACCOUNTANTS

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, Massachusetts  02109


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